AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2002

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ----------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                             ----------------------

                                 CYBERADS, INC.
                                 --------------
                 (Name of Small Business Issuer in Its Charter)

            Florida                         4812                  65-1000634
--------------------------------------------------------------------------------
(State or Other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
 Incorporation or Organization)     Classification Number)   Identification No.)

                           4401 North Federal Highway
                                    1st Floor
                            Boca Raton, Florida 33431
                                 (561) 338-9399
          (Address and Telephone Number of Principal Executive Offices)
                            -------------------------

                                Lawrence Levinson
                           4401 North Federal Highway
                                    1st Floor
                            Boca Raton, Florida 33431
                                 (561) 338-9399
            (Name, Address and Telephone Number of Agent For Service)
                         ------------------------------
                        Copies of all communications to:

                  Brian A. Pearlman, Esq.Atlas Pearlman, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                            Fort Lauderdale, FL 33301
                            Telephone: (954) 763-1200
                          Facsimile No. (954) 766-7800

       Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE

                                                        Proposed            Proposed
   Title of Each                                         Maximum             Maximum
Class of Securities               Amount to be        Offering Price         Aggregate             Amount of
  to be Registered                 Registered          Per Security      Offering Price        Registration Fee
--------------------             ---------------     ----------------    --------------        ----------------
Common Stock, par value
$.001 per share                       446,000             $2.40(1)          $1,070,400                $ 96.37

Common Stock, par value
$.001 per share                     1,350,000             $2.40(2)          $3,240,000                $291.60
                                                                                                      -------

Total Registration Fee                                                                                $387.97
--------------------------
(1)      Calculated in accordance with Rule 457(c) based upon the average of the closing bid and asked prices on January 30, 2002.
(2)      Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g). Based upon the average closing bid and asked prices on the OTC Bulletin Board on January 30, 2002, which are greater than the exercise price ($1.00) of the common stock underlying the options.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

         This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


PROSPECTUS


                                 CyberAds, Inc.

                        1,796,000 Shares of Common Stock



         This prospectus covers 446,000 shares of common stock of CyberAds, Inc. being offered by certain selling security holders, including 1,350,000 shares of common stock underlying options of CyberAds, Inc. See "Selling Security Holders" beginning on page 32. We will not receive any proceeds from the sale of the shares by the selling security holders.

         Our shares trade on the OTC Bulletin Board under the symbol CYAD. The closing price of our common stock on January 30, 2002 was $2.40.

                      -----------------------------------

         This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                      -----------------------------------

         The date of this prospectus is __________, 2002.

                               PROSPECTUS SUMMARY

                                  The Business

         CyberAds, Inc. was organized under the laws of the State of Florida on April 12, 2000. We market cellular phone services and products. Currently, all of our revenues are derived from our cellular phone marketing services provided through our wholly-owned subsidiary, IDS Cellular, Inc. Our business currently focuses exclusively on marketing cellular phone products and services to potential customers we are introduced to through our affiliate program and telemarketing services. Our affiliate program works by paying participating third party websites commissions for referring potential cellular phone customers to our "idscellular.com" website. A third party website will receive a commission if a customer it refers to us purchases a cellular phone or cellular services.

         The cellular phone products and services we market have been historically provided by unaffiliated third party cellular phone carriers. We have been entirely dependent upon these third parties to provide the actual cellular phone services and products that we market. We have recently contracted directly with cellular phone carriers, including, but not limited to, MCI WorldCom Wireless.

                                Financial History

           We have a limited operating history. For the nine months ended September 30, 2001, we have generated net losses of $976,538 and have a negative cash flow from operations of $236,436. In addition, we have a working capital deficit and accumulated deficit of $793,629 and $1,589,593 respectively, as of September 30, 2001. Based on these results, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

         Our executive offices are located at 4401 North Federal Highway, 1st Floor, Boca Raton, Florida 33431, and our telephone number is (561) 338-9399.

                             Selected Financial Data

         The following summary of our financial information has been derived from our audited financial statements for December 31, 2000, that are included in this prospectus and unaudited financial information for the nine months ended September 30, 2001. The information below reflects the acquisition of 100% of IDS Cellular, Inc. as of December 31, 2000.

                                                                                     Nine Months Ended
                                         Year Ended December 31, 2000                September 30, 2001
                                         ----------------------------               -------------------
                                                   (audited)                             (unaudited)
Revenues                                        $    47,548                             $ 1,586,341
Operating Expenses                              $   660,603                             $ 2,562,879

Net (Loss)                                      $  (613,055)                            $  (976,538)

Net (Loss) Per Share                            $      (.11)                            $      (.07)

Working Capital
  (Deficit)                                     $   (88,843)                            $  (793,629)

Total Assets                                    $   111,888                             $   204,508

Current Liabilities                             $   195,713                             $   979,891

Loan Payable                                    $    67,529                             $   150,000

Total Shareholders' Equity
  (Deficiency)                                  $   (83,825)                            $  (775,383)

                                  RISK FACTORS

We have depended heavily on our agreements with Beck Management, Inc., American Cellular, Inc. and GT Global Communications, Inc. and these agreements may be terminated without cause or penalty.

         From January 1, 2001 through the period ended September 30, 2001, we derived the majority of our revenues through agreements with Beck Management, Inc. (approximately 6%) American Cellular, Inc. (approximately 49%) and GT Global Communications, Inc (approximately 23%). These companies enable us to offer cellular telephone services and products. The agreements with American Cellular and GT Global are not for a determined length of time and may be terminated without notice or penalty. Our agreement with Beck Management is terminable upon 30 days notice without cause. If, for any reason, these agreements are terminated, our business will be detrimentally affected.

We have only recently entered into direct contractual agreements with cellular phone carriers and historically have relied on agreements with third parties to access carrier service.

         Historically we have relied on Beck Management's, American Cellular's and GT Global's agreements with cellular phone carriers. Excluding a related party interest in American Cellular, we have no control over the relationships between these third parties and cellular phone carriers. If these relationships deteriorate, our business may be negatively affected.

Our limited operating history and recent change in strategy makes it difficult to evaluate our business and prospects.

         We were recently organized, and only recently focused our strategy on our cellular phone services. Accordingly, investors will have limited information about CyberAds with which to evaluate our business, strategies and performance and an investment in our company. We cannot assure you that our current business strategy will enable us to achieve profitable operations.

We have received only limited revenues from our inception to September 30, 2001, have historically lacked working capital and have incurred significant net losses since inception.

         Our total revenues for the year ended December 31, 2000 were $47,548. While our revenues have increased for the nine months ended September 30, 2001, we have incurred net losses of $976,538 during this period. From inception (April 2000) through December 31, 2000, we incurred a net loss of $613,055 and losses may continue through the fiscal year ending December 31, 2001. While we have recently received additional working capital through a third party loan and have increased revenues, we have historically lacked working capital, which is essential to the growth and development of our business.

We face intense competition within the cellular phone marketing and sales industry from competitors with significantly more resources than our company.

         Our competition within the cellular phone marketing and sales industry is intense. The market for cellular phone marketing services is characterized by intense price competition. We compete with numerous well-established retailers, carriers, wholesale distributors and suppliers of cellular products and services, including AT&T, MCI/Sprint and SunCom.

Due to a stipulated final judgment and order for permanent injunction and other equitable relief by the Federal Trade Commission entered into by our chief executive officer, we may be prevented from listing our securities on the Nasdaq Stock Market or other exchange or self-regulatory organization.

         In March 2000, Larry Levinson, two of his family members and several companies in which he was a principal, entered into a settlement with the Federal Trade Commission under which a stipulated final judgment and order for permanent injunction and other equitable relief was issued. Under this injunction Mr. Levinson (our principal shareholder, chief executive and director), his family members, Crown Communication Concepts and Investments, Inc., Crown Communications Two, Inc., and Global Collections, Inc. agreed to individually pay fines of $210,000. In addition, they collectively agreed to forgive approximately $36,000,000 in unpaid charges for services billed. Mr. Levinson, his family members, and the companies were also prohibited from violating the Federal Trade Commission's pay-per-call rule or making misrepresentations about their audio text services or telephone billed transactions in the future.

         Crown Communications Two provided adult entertainment programs over the telephone. Consumers were charged per call made to the program and time of the overall call to the program. According to the Federal Trade Commission's complaint, Crown Communications Two charged consumers through their telephone bills for a variety of collect calls or other long distance calls that the consumers did not make. Crown Communications Two allegedly collected consumers' phone numbers using a "caller I.D." type system when consumers responded to one of Crown Communication Two's advertisements via a toll free number. According to the Federal Trade Commission, Crown Communications Two then used the "captured" number of the incoming call to insert unauthorized charges on the consumers' phone bills. The final judgement did not constitute any admission of guilt, nor an admission that any Federal Trade Commission violations were committed.

         This injunction may prevent the listing of our securities on the Nasdaq Stock Market or any other national exchange since most self regulatory organizations have the ability to deny the listing of a company's securities due to the personal history of an officer, director or principal shareholder of a company. If we are not able to list our securities on the Nasdaq or other exchange, the market for our common stock will be significantly limited, and investors may find it difficult to dispose of our common stock or find accurate market information for our securities.

Our financial statements have been prepared assuming that we will continue as a going concern and raise substantial doubt as to our ability to continue as a going concern which may discourage investors from investing in us.

         The auditor's report on CyberAds' 2000 financial statements states that CyberAds has suffered losses from operations, has a cash deficiency from operations and is experiencing operating losses that raise substantial doubt about our ability to continue as a going concern. We continue to explore the possibility of raising funds through available sources which include equity and debt markets. We are not certain that we will be successful at raising funds through any sources as a result of our auditors' report in the event we are unable to generate sufficient revenues to develop and maintain operations.

There is presently a limited public market for our common stock and a market may never develop.

         Prior to this offering there is a limited public market for our common stock. An active public market for our securities may never exist and as a result investors may never be able to sell shares or may only be able to sell shares at a significant loss.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of September 30, 2001 and reflects the acquisition of 100% of IDS Cellular, Inc. The table should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

                                                              September 30, 2001
                                                              ------------------
                                                                 (Unaudited)
Stockholders' equity (deficiency):

     Common Stock, $.001 par value,
     50,000,000 shares authorized,
     13,294,777 shares issued and
     outstanding                                                    $    13,295



     Additional paid-in capital                                     $   805,940

     Accumulated deficit                                            $(1,589,593)

Subscription receivable                                             $    (5,025)

Total stockholders' deficiency                                      $  (775,383)

Total liabilities and stockholders' deficiency                      $   204,508


                                 USE OF PROCEEDS

         We will not receive any proceeds upon the sale of shares by the selling security holders. However, we will receive up to $3,712,500 upon the exercise of certain options containing shares of common stock that are included in this prospectus. The options are exercisable at $1.00 per share. We intend to use the proceeds from exercised options, if any, for working capital purposes. There is no guarantee that any or all of our options will be exercised.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

         Our shares of common stock commenced trading on the OTC Bulletin Board on December 20, 2001 under the symbol "CYAD." Our closing price on January 30, 2002 was $2.40. From December 20, 2001 through January 30, 2002 the closing price of our common stock has reached a high of $4.00 and a low of $.75. Excluding the shares included in this prospectus, 12,519,000 of our 13,434,777 outstanding shares of common stock are defined as restricted stock under the Securities Act. Of these shares, 11,761,500 shares are owned by our affiliates, as that term is defined under the Securities Act.

         The resale of our securities not covered in this prospectus is subject to Rule 144. Under Rule 144, if certain conditions are satisfied, a person (including any of our affiliates) who has beneficially owned restricted shares of common stock for at least one year is entitled to sell within any three-month period a number of shares up to the greater of 1% of the total number of outstanding shares of common stock, or if the common stock is quoted on Nasdaq, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of ours for at least three months immediately preceding the sale, and who has beneficially owned the shares of common stock for at least two years, is entitled to sell the shares under Rule 144 without regard to any of the volume limitations described above. As of the date of this offering, none of our shares of common stock are eligible for resale under Rule 144.

         There are currently 62 holders of record of our common stock.

         We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid for the foreseeable future. The future dividend policy will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors.

         The Securities and Exchange Commission has adopted regulations which generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock would be considered a penny stock. As a result, it may be subject to rules that impose additional sales practice requirements on broker-dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of our securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the penny stock rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of our shares to resell them.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

General

         Management's discussion and analysis contains various forward looking statements within the meaning of the Securities and Exchange Act of 1934. These statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward looking terminology such as "may," "expect," "anticipate," "estimates" or "continue" or use of negative or other variations of comparable terminology. We caution that these statements are further qualified by important factors that could cause actual results to differ materially from those contained in our forward looking statements, that these forward looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in our forward looking statements. Factors that might cause a difference include, but are not limited to, those discussed in "Risk Factors" and elsewhere in this prospectus.

Overview

         Through our IDS Cellular subsidiary, we began operations in the fourth quarter of 2000 and began generating revenues in December 2000. Management notes that a comparison of results of operations is not possible as we were incorporated in April 2000 and commenced operations in the fourth quarter of 2000.

Results of Operations

         Revenues were $47,548 from inception through December 31, 2000 and $1,586,341 for the nine months ended September 30, 2001. The $1,538,793 increase in revenues for the nine-month period ended September 30, 2001 as compared to revenues from our inception through December 31, 2000 reflects the commencement of our business operations, which occurred in December 2000. Materially all of our revenues were generated from the sale of cellular telephones and services. We generate revenues from commissions that are paid by certain service providers whom we refer cellular phone and service customers. Revenues are recorded at the time a cellular phone is delivered to a customer. We expect that our cellular phone services will continue to generate the majority of our revenues.

         Expenses for the nine months ended September 30, 2001 were $2,562,879 as compared to $660,603 from inception through December 31, 2000. Expenses through December 31, 2000 were mostly comprised of advertising costs of $112,744 and consulting fees of $321,000. Expenses for the nine month period ended September 30, 2001 were related to the growth of our business operations and other costs including, but not limited to, sales commissions for cellular phone services sales of $829,914; payroll expense of $594,641; and consulting fees of $242,750. The consulting services provided consisted of management services, day-to-day operational services, and website development. The majority of individuals that provided consulting services presently serve as officers or key employees of our company. These services were initially provided under consulting arrangements due to our financial condition. Due to our lack of working capital, management believed it was less of a financial burden to work with consultants rather than hire employees. Consulting fees should decrease, as the majority of our consultants became employees of our company as our financial condition improved.

         Accounts receivable increased $100,774 from $47,508 as of December 31, 2000 to $148,282 as of September 30, 2001. This increase is a result of our increase in cellular phone services sales. Our receivables have been historically collected between 75 and 90 days after the close of the month in which they were created. Some of the delays were caused by problems incurred as our cellular phone operations were in its infancy. We wrote off accounts receivable totaling $368,913 during the nine months ended September 30, 2001 that were deemed uncollectible as of the end of the period.

Liquidity and Capital Resources

         Since our inception we have experienced negative cash flow and have met our cash requirements by issuing, through a private placement, our common stock and by issuing stock as compensation for services provided. We have also funded current obligations through the issuance of common stock and related party loans. We generated additional funds through borrowings from an unrelated party.

         From inception until December 31, 2000, we relied on the proceeds from the private sales of our equity securities of $365,055 and loans from related parties to meet our cash requirements. From January 1, 2001 through September 30, 2001, we raised an additional $53,800 through the private sale of our equity securities.

         As of December 31, 2000 we had an accumulated deficit of $613,055 and cash in the bank of $49,362. At September 30, 2001 we had an accumulated deficit of $1,589,593 and nil cash in the bank. Since inception through September 30, 2001, the deficit has been partly funded through the sale of common stock totaling $418,855, a third party loan of $150,000 and net advances from related parties of $559,649 for an aggregate of $1,128,504.

         Our net loss for the nine month period ended September 30, 2001 is $976,538. We anticipate losses from operations of approximately $600,000 for the year ending December 31, 2001. Our cash expenditures over the next 12 months are anticipated to be approximately $3,500,000, consisting primarily of commission expenses, payroll expenses and consulting fees. The following sources, in addition to funds generated from operations, are available to fund current operations: net advances from related parties ($559,649 since inception); loans from third party lenders ($150,000 obtained on June 22, 2001) and private placement of our common stock for cash ($53,800 during the current fiscal year). We anticipate that cash generated from operations, previous loans, equity investments and related party advances (if necessary) should be sufficient to provide us adequate liquidity and capital resources for the next 12 months.

         We have received net related party advances of $559,649, which are payable on demand. Related party advances were from International Dialing Services, which is wholly owned by Lawrence Levinson ($307,100), Lawrence Levinson ($50,000) and other related parties ($202,549). In addition, on June 22, 2001 we received a $150,000 loan from Four Star Financial Services, LLC, a California limited liability company. The loan was secured by a promissory note, personally guaranteed by Lawrence Levinson and a security interest in all our assets and accounts receivable. Four Star Financial Services, LLC also received a five-year option to purchase 300,000 shares of our common stock exercisable at $.50 per share. Our September 30, 2001 financial information records the value of the options as additional paid in capital with the offset being deferred interest expenses (a contra to the note payable). Costs were amortized over the six-month term of the loan. The loan from Four Star has been repaid.

         While our auditors have expressed substantial doubt as to our ability to continue as a going concern, we anticipate that funds received from loans and cash generated from our operations should be sufficient to satisfy our contemplated cash requirements for the next 12 months. We intend to take several steps that will provide the capital resources required to insure our viability over the next 12 months. We have begun to increase our revenues by dealing directly with cellular providers. We have recently contracted directly with cellular providers, including, but not limited to, MCI WorldCom Wireless. By contracting directly with providers we will eliminate third party agreements and the costs associated with these third party agreements. This will also speed up cash receipts by 7 to 10 days by dealing directly with cellular providers. In addition, we may increase the use of telemarketing companies to provide new sales leads. Management believes the advantage to using telemarketing companies is that telemarketing companies are only paid for successful leads. The incentive for telemarketing companies to find successful leads may increase our future sales. Finally, we intend to continue our affiliate program, from which results have improved over the past several months. We may also attempt to raise additional funds through private or public offerings. We may seek additional borrowings through a new credit facility or a third party lender by borrowing against our receivables.

         On January 15, 2002 we entered into a nine month master factoring agreement with Webbank, a Utah industrial loan corporation. Under the terms of this agreement we may assign our weekly accounts receivable to Webbank and receive immediate payment equal to 50% of the weekly accounts receivable. When Webbank collects the assigned accounts receivable we receive the remaining balance on our weekly accounts receivable assigned to Webbank minus a discount ranging from 1.75% to 6.75% based on days elapsed between the initial assignment and Webbank's collection of the assigned weekly accounts receivable. Under the agreement we are obligated to factor $50,000 of our accounts receivable per month. In connection with the agreement we have granted Webbank a security interest in the following collateral: accounts receivable, inventory and computer equipment. In addition, we have granted Webbank a security interest in the proceeds from the sale of the above collateral. To date we have factored approximately $500,000 of our accounts receivable.

         We have no expectation of cash requirements over the next 12 months for operating activities. We believe if the trend of increasing revenues remains consistent, cash generated will be sufficient to support operations over the next 12 months.

Plan of Operations

         Over the next twelve months, we plan to expand our cellular phone marketing business. In August 2001 we leased additional office space to expand our cellular phone services division, which we believe will enable us to process all credit applications for wireless service with carriers' credit departments more efficiently. We anticipate hiring additional employees as the workload dictates. We do not anticipate any significant purchase of equipment unless we expand our business. However, an anticipated increase in business from direct contracts with cellular providers may effect the number of cellular phones we keep in inventory, as contractual arrangements with cellular providers in some instances will require us to keep cellular phones for anticipated sales in inventory at all times. As our cellular phone inventory increases, we may need additional space to maintain this inventory. The number and level of our employees at September 30, 2001 is adequate to maintain our business.

                                    BUSINESS

Summary

         Organized under the laws of the State of Florida on April 12, 2000, CyberAds, Inc. initially compiled member lists through an Internet-based opt-in e-mail list found on our website "www.sportsforcash.com." "Internet-based opt-in e-mail" creates member lists by requiring website visitors to provide us with certain personal information and consent to receiving e-mails from our company in order to gain access to our website. Our goal was to sell the member lists to direct marketers seeking to target promotional campaigns to large groups of people via electronic mail. We initially had the concept of awarding prizes to attract potential members to our website www.sportsforcash.com. However, we terminated our prize program after determining that our business model was not profitable. We continue to collect e-mail addresses, but this segment of our operations has been suspended.

         In December 2000 we began utilizing member lists internally through our wholly-owned subsidiary, IDS Cellular, Inc. to market cellular phone services. When we began generating revenues from our cellular phone marketing services, we decided to focus exclusively on this line of business. We started an affiliate program to expand our potential customer base. Our affiliate program works by paying participating third party websites commissions for referring cellular phone customers to our "idscellular.com" website. A third party website will receive a commission if a customer it refers to us purchases a cellular phone or cellular services.

         All of our revenues are derived from our cellular phone marketing services. Our business now focuses exclusively on marketing cell phone services to potential consumers we are introduced to through our affiliate program and other third party telemarketing services.

Background and History

         We were incorporated under the laws of the State of Florida in April 2000. Our wholly owned subsidiary, IDS Cellular, Inc., which we acquired through a stock purchase effective December 31, 2000, was formed in December 2000 under the laws of the State of Florida.

         Our executive offices are located in Boca Raton, Florida and our telephone number is (561) 338-9399.

Strategy

         Our goal is to become a leader in direct marketing and sales on the Internet. We currently focus our marketing efforts exclusively towards the marketing and sale of cellular telephones and services. With our recent increase in revenues and third party financing, we intend to implement our strategy through the following:

         o Expand Affiliate Program. By offering participating third party websites commissions for directing potential customers to our website, we believe our affiliate program will continue to supply us with a substantial customer base.

         o Developing Additional Marketing Plans. Depending on the success of our cellular phone business, we may offer additional product or service lines using our affiliate program.

IDS Cellular Overview

         Our subsidiary, IDS Cellular, markets cellular phone services and plans to consumers. Our cellular phone services are marketed through an affiliate program. We attract third party websites to become part of our affiliate program by offering commissions for sales of cell phones and cell phone services in which they initiated the contact with the consumer. A website becomes an affiliate of our company by placing IDS Cellular advertising materials and banners on their websites. These advertisements and banners promote our cellular phone services. When a consumer on an affiliate's site clicks on our banner or advertising they are directed to idscellular.com.

         When a visitor enters our idscellular.com website, they are asked to provide personal credit information in order to qualify for a cellular phone service. In addition, this information determines whether the visitor is in a coverage area for any of the cell phone carriers that we refer applicants to. Once a coverage area is determined, the applicant will choose a respective calling plan and telephone. If the consumer provides this information, it is delivered to our executive offices where it is processed and a credit check is made. Depending on the consumer's credit history, the application is either approved or denied. An approved application is then further processed and directed to one of the carriers with whom we are associated. We currently have access to the following cell phone carriers:

         AT&T
         MCI/Sprint
         SunCom

         We have not had any material problems with the services of the above carriers. We believe that we have access to enough carriers that the loss of any carrier would not materially effect our business.

         The above service providers have distinct standards and qualifications regarding the credit history of individuals in which they will provide services. We attempt to match a consumer's credit history with a service provider that will provide services to the individual and forward the applicant's information to the potential carrier's credit service. If the applicant is approved by either AT&T's credit service or SunCom's credit service, we contact the consumer directly to verify his order. We then activate and ship the telephone to the consumer. In the case of MCI/Sprint, applications are sent directly to

MCI/Sprint's processing center. The consumer will receive a bill for the telephone and service within 30-45 days of delivery.

IDS Cellular Operations

         Third Party Suppliers

         IDS Cellular entered into agreements with American Cellular Inc. and GT Global Communications, Inc., two companies that are licensed to sell AT&T and MCI/Sprint products and services, respectively. When either of these two companies activates and delivers an AT&T or MCI/Sprint cellular phone they are paid approximately $100 or more by AT&T or MCI/Sprint depending on the calling plan that is purchased by the consumer. Through our agreements with American Cellular and GT Global Communications, Inc. we receive between $65 and $75 per cellular telephone customer from these two companies. AT&T and MCI/Sprint are available in most major metropolitan areas and across the United States.

         IDS Cellular has also entered into an agreement with Beck Management, Inc., a company licensed to sell Sprint cellular services. Whenever we provide Beck Management with a cellular phone customer we receive between $67 and $350, depending on the services and/or equipment purchased by the customer.

         In addition, IDS Cellular has entered into an agreement with Triton PCS Operating Carrier L.L.C., a carrier of SunCom cellular services. Whenever we provide Triton with a cellular phone customer we receive between $75 and $150, depending on the services and/or equipment purchased by the customer.

         Direct Suppliers

         On September 25, 2001, IDS Cellular entered into a sales agency agreement with MCI WorldCom Wireless under which we have agreed to market MCI WorldCom Wireless' services as an independent authorized agent. Whenever we provide MCI WorldCom Wireless with a subscriber, we receive commissions between $125 and $285 based on the rate of the plan sold. In addition, we will receive activation bonuses based on monthly subscriber activations achieved.

Customer Base

         The majority of our potential customers are identified through our affiliate program. To build our potential consumer base, we started an affiliate based marketing program which allows other Internet based businesses to refer potential consumers to our IDS Cellular website, idscellular.com. If a consumer purchases and receives cellular phone service, the affiliate whom provided the referral will receive a commission from the sale. All visitors and sales are tracked through an administration portion of our site. Each affiliate has their own linking code to track their statistics. We presently have approximately

1,000 affiliates. Affiliate websites include, but are not limited to, the following:

         JobsOnline.com
         DirectStuff.com
         360i.com
         WebClients.net
         Lifeminders.com
         Euniverse.com
         YouWinIt.com
         Jackpot.com

         There are no contractual obligations under our affiliate program and we have not entered into written contracts with our affiliates. Third party websites elect to join our affiliate program by submitting to us an e-mail information form found on our idscellular.com website. Upon submitting the form via e-mail, the third party website receives a banner to place on its website describing our services and linking our services to its website. The affiliate will receive a commission for each sale initiated through the banner on its website. Commissions are paid to our affiliates on a monthly basis, 20 days after the month's end.

         If a consumer purchases a service agreement through AT&T, the website affiliate subsequently receives a commission ranging from $35 to $50. If the consumer purchases a service agreement through either MCI/Sprint or SunCom, the website affiliate subsequently receives a commission ranging from $25 to $35.

         Since we derive the majority, if not all of our customers, from our affiliate program, commissions paid will continue to be a material cost for our company. We have historically paid high commissions in order to attract websites to our affiliate program.

         Since inception through March 31, 2001 our affiliate referrals were responsible for sending approximately 1,683,330 visitors to our website and generating deliveries of 4,762 cellular phones. From January 1, 2001 through September 30, 2001 referrals resulted in approximately 11,500,032 visitors to our website with deliveries of 18,819 phones. From October 1, 2001 through January 31, 2002 referrals resulted in approximately 5,207,605 visitors to our website with deliveries of 16,920 phones.

         IDS Cellular also generates business through telemarketing. We have entered into a one year agreement with Regal Marketing International, Inc., a telemarketing company. The agreement is terminable on 30 days written notice. We pay commissions to this telemarketing company on a delivered phone sale basis, the same way as our Internet affiliate program.

Cellular Phone Inventory

         We maintain an inventory of cellular phones to be distributed in connection with our AT&T and SunCom plans. We purchase cellular phones directly from American Cellular, Inc. for AT&T and we purchase directly from Triton PCS for SunCom. We ship these phones directly to consumers once the consumer verifies that they have accepted the order placed with either AT&T or SunCom.

Agreements and Access to Carriers

         We rely on relationships with several companies that are licenced to sell cellular services and products. We have entered into agreements with these companies as summarized below. If any of these agreements are terminated our business may be detrimentally affected.

         American Cellular, Inc. On November 1, 2000, we entered into an agreement with American Cellular, Inc. to market and provide MCI/Sprint cellular phone services to potential customers. Under our agreement with American Cellular, Inc. we shall receive 65% of the commissions paid by MCI/Sprint to American Cellular, Inc. in connection with new cellular customers. Our agreement with American Cellular, Inc. is terminable at will by either party. Lawrence Levinson, our majority shareholder and CEO, is a shareholder of American Cellular. In addition, American Cellular's majority shareholder is a minority shareholder in our company.

         GT Global Communications, Inc. On December 1, 2000, we entered into an agreement with GT Global Communications, Inc. to market and provide AT&T cellular phone services to potential customers. Under our agreement with GT Global Communications, Inc. we shall receive 75% of the commissions paid by AT&T to GT Global Communications, Inc. in connection with new cellular customers. Our agreement with GT Global Communications, Inc. is terminable at will by either party.

         Beck Management, Inc. On April 23, 2001, we entered into an agreement with Beck Management, Inc., a company licensed to sell Sprint cellular services. Whenever we provide Beck Management with a cellular phone customer we receive between $67 and $350, depending on the services and/or equipment purchased by the customer. This fee equals approximately 66% of the total commission paid by Sprint to Beck Management. Our agreement with Beck Management is terminable by either party upon 30 days written notice.

         Triton PCS Operating Carrier LLC (SunCom). On July 9, 2001, we entered into an electronic commerce marketing agreement with Triton PCS Operating Carrier LLC to market SunCom cellular products and services. The term of this agreement is for a period of one year commencing on July 9, 2001. Under this agreement we shall receive a fulfillment fee of between $75 and $150 whenever we provide Triton PCS with a cellular phone customer. In addition, if we exceed 400 sales per month we will receive an additional $25 per sale.

         MCI WorldCom Wireless. On September 25, 2001, we entered into a sales agency agreement with MCI WorldCom Wireless to market MCI WorldCom Wireless' services as an independent authorized agent. The term of the agreement is for one year commencing on September 25, 2001. Either party may terminate this agreement with or without cause at any time upon 90 days written notice. Under the agreement we receive initial commissions based on the amount of the monthly access charges of the rate plan that we sell to a subscriber. These commissions range from $125 to $285 per subscriber. In addition, we are entitled to activation bonuses based on monthly net subscriber activation achieved. This agreement with MCI WorldCom Wireless provides us with direct access to a cellular service provider.

Competition

         The market for cellular phone marketing services is characterized by intense price competition. We compete with numerous well-established retailers, carriers, wholesale distributors and suppliers of cellular products and services, including AT&T, MCI/Sprint and MCI World Com. Substantially all of our competitors market the same or similar services directly to our customers and most have the financial resources to withstand substantial price competition and implement extensive advertising and promotional programs. In recent years, the price for services that we and our competitors have been able to charge customers has decreased, primarily as a result of lower costs and greater competition in the industry. We believe that significant price base competition will continue to exist for the foreseeable future. The cellular service industry is characterized by low barriers to entry. Our ability to continue to compete successfully will be largely dependent on our ability to maintain and establish relationships with carriers such as AT&T, MCI/Sprint and SunCom.

         The Internet, in general, and our e-messaging solutions in particular, also must compete for a share of advertisers' total advertising budgets with traditional advertising media such as television, radio, cable and print. Consequently, we compete with advertising and direct marketing agencies. To the extent that e-messaging is perceived to be a limited or ineffective advertising medium, companies may be reluctant to devote a significant portion of their advertising budget to our e-messaging solutions, which could limit the growth of e-messaging and negatively affect our business.

Trademarks and Patents

         We do not hold any trademark, copyright or patent protection.

Government Regulation

         At present, there are no specific regulations or approvals required by or from the Federal Government or state agencies for marketing the cellular services we offer. We are aware no proposed regulations that may have effect upon our business as a seller of cellular phone services.

         Laws and regulations that apply to Internet communications, commerce and advertising are becoming more prevalent. These regulations could affect the cost of communicating on the Internet and negatively affect the demand for our direct marketing solutions or otherwise harm business. Laws and regulations may be adopted covering issues such as user privacy, pricing, libel, acceptable content, taxation, and quality of products and services. This legislation could hinder growth in the use of the Internet generally and decrease the acceptance of the Internet as a communications, commercial, and direct marketing medium.

         The laws governing the Internet remain largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws apply to the Internet and Internet advertising. In addition, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad. This may impose additional burdens on companies conducting business over the Internet.

         In March 2000, a principal of our company was subject to an injunction and other equitable relief by the Federal Trade Commission which has been described in our Risk Factors. While this judgment did not constitute any admission of guilt nor an admission that any Federal Trade Commission violations were committed, we have implemented and installed internal controls to insure that Federal Trade Commission violations are not made in the future.

Employees

         We currently employ 75 people, all of whom are full-time employees, in the following capacities: 3 executive officers, 8 administrative and management employees and 64 sales and marketing persons. Our employees are not represented by a collective bargaining unit. We believe relations with our employees are good.

Legal Proceedings

         We are not a party to any material legal proceeding, nor are any of our officers, directors or affiliates currently a party in any legal proceeding adverse to our company.

Description of Property

         Commencing August 2, 2001, we entered into a 3 year lease agreement for our corporate offices in Boca Raton. We lease this space for $5,991.65 per month. The lease ends on August 31, 2004. This space is used as our executive offices.

         We lease approximately 1,300 square feet of office space in Boca Raton, Florida from International Dialing Services, Inc., an affiliated company. The offices also houses our servers and IT operations. The lease term is through July 30, 2002. We currently occupy this space for approximately $975 per month.

         Commencing April 2001, we entered into a sublease agreement with International Dialing Services, Inc. for additional office space located in Boca Raton, Florida. We sublease this office space under an oral agreement for $1,500.00 per month. This space is used for our cellular phone services division. The lease agreement ends on April 17, 2002.

                                   MANAGEMENT

         The following table includes the names, positions held and ages of our executive officers and directors. All directors serve for one year and until their successors are elected and qualify. Directors do not presently receive compensation for their services as directors. Officers are elected by the Board and their terms of office are, except as otherwise stated in employment contracts, at the discretion of the Board.

Name                                Age              Position
----                                ---              --------
Lawrence Levinson                   53               Chairman of the Board and Chief Executive Officer
Robert B. Kline                     42               President, Treasurer and Director
Michael Magno                       39               Secretary
Robert Modansky                     47               Director
Michael Zimmerman                   56               Director

Lawrence Levinson has served as our chief executive officer and director since inception. Since June 1999, he has been consultant to International Dialing Services, Inc., an international facilities-based telephone circuit provider, whose major customer is a cable and wireless industry leader. From 1990 until June 1999, Mr. Levinson was a founder and executive officer of Communication Concepts & Investments, Inc., Crown Communications Two, Inc. and Global Collections, Inc. (collectively Communications & Collections), communications companies with switches and billing contracts with major local telcos in the United States. In March 2000, Mr. Levinson, Communications & Collections and two other principals of these companies were subject to a Federal Trade Commission Stipulated Final Judgement and Order for Permanent Injunction and Other Equitable Relief. Under this injunction, Mr. Levinson and the other defendants agreed to each pay fines of $210,000 and in addition, forgive approximately $36 million in unpaid charges for services billed. This judgement was not an omission of guilt. From 1986 until 1990, Mr. Levinson held various sales positions with major companies in the communications industry. During this time, he sold long distance service and network provisions to various businesses in South Florida, including Worldcom. From 1982 until 1986, Mr. Levinson was the owner/operator of two restaurants in the Chicago area. From 1976 to 1982, Mr. Levinson owned and operated a temporary help services company in Chicago with over 200 corporate clients.

Robert B. (Brad) Kline has served as our president, treasurer and director since inception. He has served as president of International Dialing Services, Inc. since April 1998. Mr. Kline also serves as a consultant to International Dialing Services, Inc. From 1995 until he joined International Dialing Services, Mr. Kline was the operation manager for Crown Communications, Inc. Prior to 1995, Mr. Kline was a district manager for American Frozen Foods.

Michael Magno has served as our secretary since June 2000. He has served as vice president of investments for Northeast Securities since April 1998. From July 1992 through April 1998 Mr. Magno served as vice president of investments for Josephthal and Company. Northeast Securities and Josephthal and Company are investment firms. Mr. Magno's duties for both of these entities include managing investment accounts for individuals. Mr. Magno is currently the principal of Netstamp, Inc., an Internet marketing consulting company. He also holds a series 7 broker license.

Robert Modansky has served as a director of our company since January 8, 2002. Since 1991 Mr. Modansky has worked as an accountant for Strauss, Comas & Modansky, LLP. He has been a partner with Strauss, Comas & Modansky since 1994. Prior to working with Strauss, Comas & Modansky, Mr. Modansky was employed by Arthur Anderson in Washington, D.C. and New York. Mr. Modansky currently serves as a member of the board of directors of Internet Cable Corporation, a NASD listed company. Mr. Modansky is a member of the American Institute of Certified Public Accountants, as well as the New York State Society of Certified Public Accountants. He received a bachelor of science in business administration from the American University in Washington, D.C. Mr. Modansky is a certified public accountant.

Michael Zimmerman has served as a director of our company since January 8, 2002. Mr. Zimmerman is a certified public accountant, currently practicing in Arizona. He has maintained his own private practice since 1977, providing tax and auditing services as well as other financial services. Mr. Zimmerman received a bachelor of science degree from Roosevelt University in Chicago, Illinois.

The following individuals are key employees of our company:

N. Adam Dolde has served as president since June 1999 of Max Business Solutions, Inc., which is engaged in Internet computer system designs and custom Internet business solutions. Between July 1997 and June 1999, he was director of technical development for Crown Communications, Inc. Between October 1996 and July 1993, he was a programmer/analyst for Chicago Title Insurance Co., and between March 1993 and October 1996, he was a PC telephony programmer for Voiceware Software Systems, Inc.

Jeff Dimm has served as vice president for Max Business Solutions, Inc. since June 1999. He was director of MIS for Millennium Industries, Inc., which is a manufacturer of aluminum chairs, from May 1999 through June 2000. He was senior programmer for J.D. Systems, Inc. between October 1997 and May 1999. Between June 1997 and October 1997, he was senior technical advisor for Axis Internet, Inc. Between December 1992 and June 1993, he was general manager for Aaron Rents Business Equipment, and between October 1991 and December 1992, he was onsite technician for Computer Rx, Inc.

         Board Committees. Our audit committee consists of Robert Modansky and Michael Zimmerman. Our audit committee will review the work of the audit staff and direct reports recovering such work to be prepared. Our audit committee will oversee our continuous audit program to attempt to protect against improper and unsound practices and attempt to furnish adequate protection for our assets and records. Our audit committee will act as liaison to our independent certified public accountants and will conduct such work as necessary and will receive written reports, supplemented by oral reports as it deems necessary, from our independent certified public accountants.

         Employment Agreements. We have entered into employment agreements with several of our officers, directors and key employees. The initial agreements were entered into in 2000 and expired on various dates between September and November 2001. A summary of the material agreements is as follows:

Larry Levinson. Commencing September 2000, we agreed to pay Mr. Levinson $120,000 per year, payable monthly. In addition, Mr. Levinson has received options to purchase 50,000 shares of common stock exercisable at $1.00 per share. Also, Mr. Levinson will be reimbursed for all travel expenses. Effective January 1, 2002, we have orally agreed to extend Mr. Levinson's employment agreement through December 31, 2002. Under this oral agreement, Mr. Levinson will be paid an annual salary of $240,000, payable weekly.

Robert B. Kline. Commencing September 1, 2000, we agreed to pay Mr. Kline $48,000 per year, payable monthly. In addition, Mr. Kline has received options to purchase 50,000 shares of common stock exercisable at $1.00 per share. Mr. Kline will be reimbursed for all traveling expenses. Effective January 1, 2002, we have orally agreed to extend Mr. Kline's employment agreement through December 31, 2002. Under this oral agreement, Mr. Kline will be paid an annual salary of $152,000, payable weekly.

Michael Magno. Commencing November 1, 2000, we agreed to pay Mr. Magno $42,000 per year, payable monthly. In addition, Mr. Magno has received options to purchase 50,000 shares of common stock exercisable at $1.00 per share. Mr. Magno will be reimbursed for all traveling expenses. Effective January 1, 2002, we have orally agreed to extend Mr. Magno's employment agreement through December 31, 2002. Under this oral agreement, Mr. Magno will be paid an annual salary of $60,000, payable weekly.

         Director Compensation. On January 8, 2002, our board of directors agreed to issue options to purchase 25,000 shares of common stock exercisable at $1.00 per share to each member of our board and our corporate secretary. Effective January 8, 2002, we issued options to purchase an aggregate of 125,000 shares of our common stock exercisable at $1.00 per share to Messrs. Levinson, Kline, Zimmerman, Modansky and Magno. In addition, effective January 8, 2002, members of our board of directors will be paid $500 and reimbursed travel expenses for attendance at each meeting of our board of directors.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth information relating to the compensation we paid during the past three fiscal years to our chief executive officer; and to each of our executive officers who earned more than $100,000 during the fiscal year ended December 31, 2000.

                             Fiscal                           Other Annual                   LTIP        All Other
Name and Principal Position   Year        Salary    Bonus     Compensation     Options/(#)  Payouts    Compensation
-------------------------------------------------------------------------------------------------------------------
Lawrence Levinson, CEO        2000         none     none         none           50,000        -        $85,000*

* Mr. Levinson received a consulting fee of $85,000 for services performed in 2000, of which $45,500 was paid to him in cash and the remaining amount remains due to him.

Option Grants in Last Fiscal Year

         The following table sets forth information concerning our grant of options to purchase shares of our common stock and SARs during the fiscal year ended December 31, 2000 to our chief executive officer and to each of our executive officers who earned more than $100,000 during the fiscal year ended December 31, 2000.

                                                Percent of
                                Number of     Total Options/
                               Securities      SARs Granted
                               Underlying      To Employees          Exercise Or
                              Options/SARs       In Fiscal           Base Price
      Name                     Granted (#)         Year                ($/Sh)          Expiration Date
------------------------------------------------------------------------------------------------------
      Lawrence Levinson          50,000        16.6%                  $1.00                  None

Incentive and Non-Qualified Stock Option Plan

         On November 1, 2001, we implemented a 2001 Incentive and Non-Qualified Stock Option Plan. We have reserved 500,000 shares of our common stock for issuance under this plan. This plan authorizes the granting of awards of up to 500,000 shares of common stock to our key employees, officers, directors and consultants. Awards consist of stock options (both nonqualified options and options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986), restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the plan. As of the date of this prospectus, no stock options are outstanding under the plan.

         The plan is administered by our board of directors which determines the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including their vesting schedule, subject to the provisions of the plan.

         In connection with incentive stock options, the exercise price of each option may not be less than 100% of the fair market value of the common stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of our outstanding stock). The aggregate fair market value of shares for which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Nonqualified stock options granted under the plan may be granted at a price determined by the board of directors, not to be less than the fair market value of the common stock on the date of grant.

Option Exercises and Holdings

         The following tables set forth information with respect to the exercise of options to purchase shares of common stock during the fiscal year ended December 31, 2000 to our chief executive officer and to each of our executive officers who earned more than $100,000 during the fiscal year ended December 31, 2000.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values

                                                                            Number of
                                                                           Securities            Value of
                                                                           Underlying           Unexercised
                             Shares                                        Unexercised         In-The-Money
                            Acquired                                      Options/SARs         Options/SARs
                               On                         Value           At FY-End (#)        At FY-End ($)
                            Exercise                    Realized          Exercisable/         Exercisable/
      Name                     (#)                         ($)            Unexercisable        Unexercisable
------------------------------------------------------------------------------------------------------------
      Lawrence Levinson         -                           -              50,000/-0-             -0-/-0-

Long-Term Incentive Plans Awards in Last Fiscal Year


                                     Number          Performance          Estimated Future Payouts Under
                                    of Shares         or Other              Non-Stock Price-Based Plans
                                    Units or        Period Until         ---------------------------------
                                  Other Rights       Maturation             Threshold    Target   Maximum
      Name                            (#)             or Payout              ($or #)     ($or #)  ($ or #)
----------------------------------------------------------------------------------------------------------
      Lawrence Levinson                 -                 -                      -          -        -

Limitation on Liability and Indemnification Matters

         As authorized by the Florida Business Corporation Law, our articles of incorporation provides that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

         o any breach of the director's duty of loyalty to our company or its shareholders;
         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law
         o unlawful payments of dividends or unlawful stock redemptions or repurchases;
         o any transaction from which the director derived an improper personal benefit

         This provision limits our rights and the rights of our shareholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any shareholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws.

         Our articles of incorporation further provides for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Florida law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

                              CERTAIN TRANSACTIONS

         In a stock purchase agreement effective December 31, 2000, we acquired all of the issued and outstanding shares (an aggregate of 1,000,000 shares) of IDS Cellular, Inc. in return for 7,500,000 shares of our common stock. We acquired the IDS Cellular shares directly from each of IDS Cellular's shareholders. These shareholders were Lawrence Levinson, Robert Kline and Barry Garlin, who were serving as our executive officers, directors and principal shareholders at the time of the transaction. We believe the consideration paid for the outstanding shares of IDS Cellular was fair and reasonable at the time of the stock purchases.

         We have received advances in the aggregate of $307,100 through September 30, 2001 from International Dialing Services, Inc., a company wholly owned by Lawrence Levinson. The loans are unsecured, non-interest bearing and payable on demand. In addition, under the terms of the loans we have agreed to make the lease payments on Mr. Levinson's automobile which are approximately $1,020 per month. Mr. Levinson is the beneficial owner of approximately 85% of our outstanding common stock. Lawrence Levinson and Robert Kline, our executive officers, directors and principal shareholders, are also officers and directors of International Dialing Services, Inc. In connection with the loans from Lawrence Levinson, effective December 18, 2001 we issued options to purchase an aggregate of 100,000 shares of our common stock exercisable at $.25 per share to Daniel P. Johnson and John C. Redmond. The options were issued to Messrs. Johnson and Redmond as compensation for third party advances by Johnson and Redmond to International Dialing Services, which were subsequently advanced to our company.

         In addition, we have received a $5,000 loan from Robert Kline, individually, and a $50,000 loan from Lawrence Levinson, individually. The advance from Mr. Kline was repaid during the third quarter 2001. Mr. Levinson's advance is payable on demand.

         On January 8, 2002 we issued a five year option to purchase 5,000,000 shares of our common stock exercisable at $1.00 per share to Lawrence Levinson. This option was issued in consideration for the advances that Mr. Levinson and his affiliates have made to our company and personal guarantees Mr. Levinson has made in favor of our company.

         On January 21, 2002 we issued 625,000 share of our series A preferred stock to Lawrence Levinson in consideration for a $625,000 promissory note made by Mr. Levinson in favor of our company. The note is repayable in ten years. Interest for the term of the note is payable annually on the anniversary date of the note at an annual rate of 4.5%. The preferred shares we issued to Mr. Levinson are convertible into shares of our common stock on a 1 for 1 share basis. The preferred shares have super voting rights.

         As of December 31, 2000 and September 30, 2001, the amount due on the related party advances were $148,029 and $559,649, respectively.

         On June 22, 2001, we entered into a loan and security agreement with Four Star Financial Services, LLC, a California limited liability company. Under this agreement we received a loan in the amount of $150,000. The term of the loan was for a period commencing on June 22, 2001 and ending on December 17, 2001. Under the terms of the loan and security agreement we paid interest to Four Star Financial Services, LLC on the daily outstanding principal balance of the loan at a rate of 33% per annum. The loan was secured by all of our assets and accounts receivable. In addition, our chairman and his wife personally guaranteed payment of the principal amount of the loan and interest. The personal guarantee included a mortgage on our chairman's principal residence. As a further consideration for entering into the loan and security agreement, we issued Four Star Financial Services, LLC an option to acquire 300,000 shares of our common stock exercisable at $.50 per share for a term of five years. The option expires on June 22, 2006. The loan has been repaid in accordance with its terms.

         We sublease office space in Boca Raton from International Dialing Services, Inc. We use this space for our servers and IT operations. The lease term is through July 30, 2002. We occupy this space for approximately $975 per month.

         In addition, commencing April 2001 we entered into an oral sublease agreement with International Dialing Services for facilities for our cellular phone division. We sublease these facilities for $1,500 per month, under the same terms of the lease agreement International Dialing Services entered into with the landlord.

         We have entered into a business to business cellular phone marketing program with American Cellular, Inc. This relationship has historically accounted for the majority of our revenues. The shareholders of American Cellular are Steven Krause (51%), Lawrence Levinson (24.5%) and Nicholas E. Brooks (24.5%). Mr. Krause owns a minority interest in our company. Mr. Levinson is our CEO and principal shareholder. Mr. Brooks is a former officer and director of our company. From January 1, 2001 through September 30, 2001, approximately 30% of our revenues were derived from our agreement with American Cellular.

         On January 6, 2002 we issued options to purchase 1,300,000 shares of our common stock to Gene Foland as consideration for advertising and marketing consulting services provided by Mr. Foland. The options are exercisable at $1.00 per share for a term of six months. Based upon the current number of outstanding shares of our common stock, upon exercise of these options, Mr. Foland would be a beneficial owner of more than 5% of our outstanding common stock.

         On January 6, 2002 we issued options to purchase 1,300,000 shares of our common stock to James Ricketts as consideration for Latin American sales development consulting services provided by Mr. Ricketts. The options are exercisable at either $1.00 or $2.00 for a term of six months. Based upon the current number of outstanding shares of our common stock upon exercise of these options, Mr. Ricketts would be a beneficial owner of more than 5% of our outstanding common stock.

         On January 8, 2002 we appointed Robert Modansky to serve on our board of directors. Mr. Modansky's accounting firm has provided accounting services to our company and has accrued approximately $16,000 in fees for services performed during fiscal year 2001.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information known to us, as of the date of this prospectus, relating to the beneficial ownership of shares of common stock by: each person who is known by us to be the beneficial owner of more than five percent of the outstanding shares of common stock; each director; each executive officer; and all executive officers and directors as a group.

         Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of CyberAds, Inc., 4401 North Federal Highway, 1st Floor, Boca Raton, Florida 33431.

         We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them.

         Under securities laws, a person is considered to be the beneficial owner of securities owned by him, his spouse and others to whom the law attributes ownership, as well as securities that can be acquired by him within 60 days from the date of this prospectus, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the date of this prospectus, have been exercised or converted.

Name and Address of                                Amount and Nature of                  Percentage
 Beneficial Owner                                  Beneficial Ownership                   of Class
-------------------                                --------------------                  ----------
Lawrence Levinson                                       16,187,500(1)(2)                    84.9%

Gene Foland                                              1,365,000(3)                        9.3%
5060 N.E. 23rd Terrace
Lighthouse Point, FL 33064

James Ricketts                                           1,300,000(4)                        8.8%
14741 Lewis Road
Miami, FL 33014

Robert B. Kline                                          1,025,000(2)                        7.6%

Michael Magno                                              299,000(2)                        2.2

Robert Modansky                                             25,000(5)                          *

Michael Zimmerman                                           60,000(5)(6)                       *

Executive Officers and Directors (as a group of 5)      11,696,500                          87.1%

(1) Includes 625,000 shares of series A preferred stock that are convertible into 625,000 shares of our common stock and a option to purchase 5,000,000 shares of our common stock exercisable at $1.00 per share.
(2) Includes options to purchase 75,000 shares of common stock exercisable at $1.00 per share.
(3) Includes 65,000 shares of common stock issued acquired in a third party transaction. Includes 1,300,000 shares of common stock underlying options exercisable at $1.00.
(4) Includes options to purchase 1,300,000 shares of common stock exercisable at either $1.00 or $2.00 per share.
(5) Includes options to purchase 25,000 shares of common stock exercisable at $1.00 per share.
(6)   Includes 35,000 shares purchased under a private placement.
 *  Less than 1%

                            DESCRIPTION OF SECURITIES

      Our authorized capital stock consists of 50,000,000 shares of common stock, $.001 par value per share and 5,000,000 shares of blank check preferred stock, $.001 par value. As of the date of this prospectus, there are 13,434,777 shares of common stock issued and outstanding, which are held of record by approximately 62 holders. As of the date of this prospectus, there are also 625,000 shares of series A convertible preferred stock issued and outstanding.

Common Stock

      Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

      Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are, and the shares underlying all option and warrants will be, duly authorized, validly issued, fully paid an non-assessable upon our issuance of these shares.

Preferred Stock

      We are authorized to issue up to 5,000,000 shares of preferred stock from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions as are determined by our board of directors.

      On January 21, 2002 we filed a certificate of designation designating 625,000 of our 5,000,000 shares of preferred stock as series A convertible preferred stock. The 625,000 shares of series A convertible preferred stock have a stated value of $1.00 per share. The preferred stock has the following rights, preferences and privileges:

      Conversion. Each share of series A convertible preferred stock is convertible into one share of our common stock, at the option of the holder.
The conversion rate is subject to adjustment upon the occurrence of certain events, including the issuance of our stock as a dividend or distribution on our common stock.

Redemption

         The shares are redeemable at our sole option for $1.00 per share.

      Voting.  Each share of preferred stock is entitled to eight votes.

      Preference on Liquidation. Series A convertible preferred shares will be entitled to a preference on liquidation.

Options

      As of the date of this prospectus there are options outstanding to purchase an aggregate of 8,825,000 shares of our common stock. The exercise price of these options ranges from $.25 per share to $2.00 per share. A summary of our outstanding options is as follows:

      Between September 2000 and November 2000, we issued options to purchase 300,000 shares of our common stock exercisable at $1.00 per share. These options were issued to our officers, directors and key employees.

      On June 22, 2001, we issued options to purchase 300,000 shares of our common stock exercisable at $.50 per share. These options were issued in connection with a loan from Four Star Financial Services, LLC.

      During January 2002 we issued the following options:

      On January 5, 2002 we issued options to purchase 50,000 shares of our common stock exercisable at $1.00 per share to Atlas Pearlman, P.A for legal services provided.

      On January 6, 2002 pursuant to independent consulting agreements entered into with Gene Foland, James Ricketts and Ricard Copley, we issued options to purchase an aggregate of 2,900,000 shares of our common stock exercisable at prices ranging from $1.00 per share to $2.00 per share. Mr. Foland has provided our company with advertising and marketing consulting services. Mt. Ricketts and Mr. Copley have provided our company with Latin American sales development consulting services.

      On January 7, 2002 we issued options to purchase 50,000 shares of our common stock exercisable at $1.00 per share to our controller for services provided.

      On January 7, 2002, we issued options to purchase an aggregate of 100,000 shares of our common stock exercisable at $.25 per share to Daniel Johnson and John Redmond. These options were issued as additional consideration for loans made to our company.

      On January 8, 2002 we issued options to purchase 125,000 shares of our common stock exercisable at $1.00 per share. These options were issued to our current officers and directors.

      On January 8, 2002 we issued a five year option to purchase 5,000,000 shares of our common stock exercisable at $1.00 per share to Lawrence Levinson. This option was issued in consideration for the advances that Mr. Levinson and his affiliates have made to our company and personal guarantees Mr. Levinson has made in favor of our company.

Transfer Agent and Registrar

      The transfer agent for our common stock is Florida Atlantic Stock Transfer, Inc. Its address is 7130 Nob Hill Road, Tamarac, Florida 33321, and its telephone number is (954) 726-4954.

Reports to Security Holders

      We intend to furnish our stockholders with annual reports containing audited financial statements. We may disseminate such other unaudited interim reports to security holders as we deem appropriate.

                            SELLING SECURITY HOLDERS

      The following table sets forth the name of each selling security holder, the number or shares of common stock beneficially owned by each selling security holder as of the date of this prospectus, and the number of shares being offered by each selling security holder. The table excludes shares of common stock underlying outstanding options. The shares of common stock being offered are being registered to permit public sales and the selling security holders may offer all or part of the shares for resale from time to time. All expenses of the registration of the common stock on behalf of the selling security holder are being borne by us. We will receive none of the proceeds of this offering.

      The following table is derived from our books and records, as well as from those of our transfer agent. Excluding Gene Foland, Michael Magno and Michael Zimmerman, no selling security holder is an affiliate of our company. Unless otherwise noted, shares underlying our outstanding options are not included in the information below.

                                 Shares Owned                                Shares
                                 Beneficially        Shares Available        Beneficially        Percent of
                                 Prior to this       Pursuant to             Owned after         Class
Selling Security holder          Offering            this Prospectus         Offering            after Offering
---------------------------------------------------------------------------------------------------------------
Atlas Pearlman, P.A.                 50,000           100,000(1)                      0                *
Nicholas Brooks                      95,000            95,000(2)                      0                *
Gene Foland                          65,000         1,365,000(3)                      0                *
Antonia Lanza                        10,000             5,000(4)                  5,000                *
Michael Magno                       224,000           130,000(5)                 94,000                *
Thomas N. Magno                       1,000             1,000(6)                      0                *
Anthony Mannarino                    25,000            25,000(7)                      0                *
Stone Haven Investment Holdings     410,000            50,000(8)                360,000                2.4%
Michael Zimmerman                    35,000            25,000(9)                 10,000                *

Total                                               1,796,000                                          *

(1)      Includes 50,000 shares of common stock issued for services performed and 50,000 shares underlying options exercisable at $1.00 per share, issued for services performed.
(2)      Includes 95,000 shares of common stock issued upon inception of CyberAds.
(3)      Includes 65,000 shares of common stock acquired in a third party transaction. Includes 1,300,000 shares of common stock underlying options exercisable at $1.00.
(4)      Includes 5,000 shares of common stock acquired in a third party transaction.
(5)      Includes 125,000 shares of common stock issued upon inception of CyberAds and
         5,000 shares purchased from a third party.
(6)      Includes 1,000 shares of common stock received in a third party transaction.
(7)      Includes 25,000 shares of common stock acquired in a third party transaction.
(8)      Includes 50,000 shares of common stock acquired in a third party transaction.
(9)      Includes 25,000 shares of common stock purchased in a private placement.
*  Less than 1%

                              PLAN OF DISTRIBUTION

         The shares covered by this prospectus may be distributed from time to time by the selling security holders in one or more transactions. Our shares recently were approved for trading on the OTC Bulletin Board. There is presently a limited market for our shares.

         Shares may be sold in ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.

         In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

         At the time a particular offer of the securities is made by or on behalf of a selling security holder, to the extent required, a prospectus is to be delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling security holder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         We have told the selling security holders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. We have advised each of the selling security holders of the restrictions imposed under Regulation M. We have also told the selling security holders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus.

                         SHARES ELIGIBLE FOR FUTURE SALE

         On the date of this prospectus, we have 13,434,777 shares of common stock issued and outstanding. 469,777 shares of our common stock previously registered under a selling shareholder registration statement and all of the shares covered by this prospectus are freely tradeable without restriction or further registration under the Securities Act, except for any shares held or purchased by an affiliate. This does not include shares that may be issued upon exercise of options or warrants.

         Any shares not covered by this prospectus or a future registration statement will be restricted securities, and will become eligible for public sale at various times, provided the requirements of Rule 144 are complied with. In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three month period, up to one percent of our then outstanding common stock. We must be current in our reporting obligations in order for a shareholder to sell shares under Rule 144. In addition, shareholders other than our officers, directors or 5% or greater shareholders who have owned their shares for at least two years, may sell them without volume limitation or the need for our reports to be current.

         We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of our shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could negatively damage affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Atlas Pearlman, P.A., 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301. Atlas Pearlman, P.A. owns 50,000 shares of our common stock and options to purchase 50,000 shares of our common stock exercisable at $1.00 per share.

                                     EXPERTS

         The consolidated financial statements as of December 31, 2000, and for the period from April 12, 2000 (inception) to December 31, 2000, appearing in this prospectus and registration statement have been audited by Weinberg & Company, P.A., independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon this report given on the authority of Weinberg & Company, P.A. as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement, and these statements are qualified in their entirety by reference to the contract or document.

         The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system, and are publicly available through the SEC's website located at http://www.sec.gov. Following the effective date of the registration statement relating to this prospectus, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file quarterly and annual financial reports and other information with the SEC.

                         CYBERADS, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000

                         CYBERADS, INC. AND SUBSIDIARIES


                                    CONTENTS


PAGE                F-1         INDEPENDENT AUDITORS' REPORT

PAGE                F-2         CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2000

PAGE                F-3         CONSOLIDATED STATEMENT OF OPERATIONS FOR THE
                                PERIOD FROM APRIL 12, 2000 (INCEPTION) TO
                                DECEMBER 31, 2000

PAGE                F-4         CONSOLIDATED STATEMENT OF CHANGES IN
                                STOCKHOLDERS' DEFICIENCY FOR THE PERIOD FROM
                                APRIL 12, 2000 (INCEPTION) TO DECEMBER 31, 2000

PAGE                F-5         CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE
                                PERIOD FROM APRIL 12, 2000 (INCEPTION) TO
                                DECEMBER 31, 2000

PAGES             F-6 - F-16    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF
                                DECEMBER 31, 2000

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors of:
  CyberAds, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of CyberAds, Inc. and Subsidiaries as of December 31, 2000 and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for the period from April 12, 2000 (inception) to December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of CyberAds, Inc. and Subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the period from April 12, 2000 (inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company had a $613,055 loss from operations, working capital deficiency of $88,843, stockholders' deficiency of $83,825 and a cash flow deficiency from operations of $309,420. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters is also described in
Note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WEINBERG & COMPANY, P.A.


Boca Raton, Florida
February 16, 2001

                         CYBERADS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2000
                             -----------------------




                                     ASSETS
                                     ------

CURRENT ASSETS
  Cash                                                                                      49,362
  Accounts receivable                                                                       47,508
  Prepaid expenses                                                                          10,000
                                                                                         ---------
      Total Current Assets                                                                 106,870

PROPERTY AND EQUIPMENT - NET                                                                 5,018
                                                                                         ---------

TOTAL ASSETS                                                                               111,888
------------                                                                             =========


                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------

CURRENT LIABILITIES
   Accounts payable and accrued expenses                                                 $  47,684
   Related party accounts payable                                                           80,500
   Loan payable - related party                                                             67,529
                                                                                         ---------
      Total Current Liabilities                                                            195,713
                                                                                         ---------

STOCKHOLDERS' DEFICIENCY
   Common stock, $.001 par value, 20,000,000 shares authorized,
     13,235,000 shares issued and outstanding                                               13,235
   Additional paid-in capital                                                              671,020
   Accumulated deficit                                                                    (613,055)
                                                                                         ---------
                                                                                            71,200
  Less deferred consulting fees                                                           (150,000)
  Less subscriptions receivable                                                             (5,025)
                                                                                         ---------

      Total Stockholders' Deficiency                                                       (83,825)
                                                                                         ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                           $ 111,888
----------------------------------------------                                           =========


          See accompanying notes to consolidated financial statements.
                                       F-2

                         CYBERADS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                               FOR THE PERIOD FROM
                 APRIL 12, 2000 (INCEPTION) TO DECEMBER 31, 2000
                 -----------------------------------------------



REVENUE                                                                     $    47,548
                                                                            -----------

EXPENSES:
  Advertising                                                                   112,744
  Cash and prize winners                                                         51,441
  Commissions                                                                    29,000
  Consulting fees                                                               321,000
  Depreciation                                                                    1,255
  Payroll expenses                                                                9,129
  Postage and shipping                                                            9,374
  Professional fees                                                              37,552
  Web development and access fees                                                54,774
  Other operating expenses                                                       34,334
                                                                            -----------
     Total Expenses                                                             660,603
                                                                            -----------

NET LOSS                                                                    $  (613,055)
--------                                                                    ===========

NET LOSS PER COMMON SHARE AND EQUIVALENTS -
  BASIC AND DILUTED                                                         $     (0.11)
                                                                            ===========

WEIGHTED AVERAGE SHARES OUTSTANDING DURING THE
 PERIOD - BASIC AND DILUTED                                                   5,607,500
                                                                            ===========

          See accompanying notes to consolidated financial statements.
                                        F-3

                                             CYBERADS, INC. AND SUBSIDIARIES
                             CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                          FOR THE PERIOD FROM APRIL 12, 2000 (INCEPTION) TO DECEMBER 31, 2000
                          -------------------------------------------------------------------






                                                               ADDITIONAL                                DEFERRED
                                          COMMON STOCK          PAID-IN    ACCUMULATED  SUBSCRIPTIONS   CONSULTING
                                       SHARES       AMOUNT      CAPITAL      DEFICIT      RECEIVABLE       FEES         TOTAL
                                       ------       ------      -------      -------      ----------       ----         -----
Stock issued to founders             5,025,000   $    5,025   $       --    $       --    $   (5,025)   $       --   $       --

Issuance of common stock for:

  Cash, net of offering costs          410,000          410      364,645            --            --            --      365,055

  Services                             300,000          300      299,700            --            --      (150,000)     150,000

  In-kind contribution of services          --           --       13,175            --            --            --       13,175

  Acquisition of IDS Cellular, Inc.  7,500,000        7,500       (6,500)           --            --            --        1,000

Net loss for the period ended
  December 31, 2000                         --           --           --      (613,055)           --            --     (613,055)
                                    ----------   ----------   ----------    ----------    ----------    ----------   ----------

BALANCE, DECEMBER 31, 2000          13,235,000   $   13,235   $  671,020    $ (613,055)   $   (5,025)   $ (150,000)  $  (83,825)
--------------------------          ==========   ==========   ==========    ==========    ==========    ==========   ==========


          See accompanying notes to consolidated financial statements.
                                       F-4


                         CYBERADS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                               FOR THE PERIOD FROM
                 APRIL 12, 2000 (INCEPTION) TO DECEMBER 31, 2000
                 -----------------------------------------------



CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                                $(613,055)
   Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation                                                                                1,255
   Stock issued for services                                                                 151,000
   In-kind contribution of services                                                           13,175
   Increase in accounts receivable                                                           (47,508)
   Increase in prepaid expenses                                                              (10,000)
   Increase in accounts payable and accrued expenses                                          47,684
   Increase in related party accounts payable                                                 80,500
                                                                                           ---------
      Net Cash Used In Operating Activities                                                 (376,949)
                                                                                           ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                                        (6,273)
                                                                                           ---------
      Net Cash Used In Investing Activities                                                   (6,273)
                                                                                           ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from loans                                                                        67,529
   Proceeds from issuance of common stock, net of offering costs                             365,055
                                                                                           ---------
      Net Cash Provided By Financing Activities                                              432,584
                                                                                           ---------

NET INCREASE IN CASH                                                                          49,362

CASH, BEGINNING OF PERIOD                                                                         --
                                                                                           ---------

CASH, END OF PERIOD                                                                        $  49,362
-------------------                                                                        ---------

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
-----------------------------------------------------------------------

In April 2000, the Company issued 5,025,000 shares of common stock
 to its founders for a subscription receivable                                             $   5,025
                                                                                           =========

          See accompanying notes to consolidated financial statements.
                                       F-5

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------


NOTE 1        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------        -----------------------------------------------------------

              (A) Organization
              ----------------

              CyberAds, Inc., (the "Company") was incorporated in the state of Florida on April 12, 2000. The Company provides internet-based opt-in email list aggregation and database services to customers that wish to direct mail promotional campaigns to consumers who have given their permission to receive email messages in various categories. The Company entices consumers to give their permission to receive opt-in email by giving away cash and non-cash prizes to those people registered at their website, www.sportsforcash.com. As of December 31, 2000, the Company has suspended awarding cash prizes until such time as the Company increases its working capital. NetAds of South Florida, Inc., a wholly owned subsidiary of the Company, was incorporated in the state of Florida on April 12, 2000 and operates the website. IDS Cellular, Inc., a newly-acquired subsidiary, was incorporated in the state of Florida on December 11, 2000. IDS Cellular, Inc. receives revenue by obtaining cellular phone applications from advertising banners placed at various websites and submitting approved applications to master dealers that have contracted with various phone companies. IDS Cellular, Inc. has contracted to do business with the website hosts, which are paid a commission by the Company for each completed contract for cellular phone service.

              (B) Principles of Consolidation
              -------------------------------

              The accompanying consolidated financial statements include the accounts of the Company, its wholly owned subsidiary NetAds of South Florida, Inc., and its newly acquired wholly owned subsidiary, IDS Cellular, Inc. (See Note 6). All significant intercompany transactions and balances have been eliminated in consolidation.

              (C) Use of Estimates
              --------------------

              In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statement and revenues and expenses during the reported period. Actual results could differ from those estimates.

              (D) Cash and Cash Equivalents
              -----------------------------

              For purposes of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------


              (E) Property and Equipment
              --------------------------

              Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided for over the estimated useful life of the assets of five years. Repairs and maintenance that do not extend the useful life of the asset are charged to expenses in the period they occur.

              (F) Income Taxes
              ----------------

              The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ('Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

              (G) Stock Options and Warrants
              ------------------------------

              In accordance with Statement of Financial Accounting Standards No. 123, ("SFAS 123) the Company has elected to account for Stock Options and Warrants issued to employees under Accounting Principles Board Opinion No. 25 ("APB Opinion No. 25") and related interpretations. The Company accounts for stock options and warrants issued to non-employees for services under the fair value method of SFAS 123.

              (H) Per Share Data
              ------------------

              Basic and diluted net loss per common share for the period ended December 31, 2000 is computed based on the weighted average common shares outstanding as defined by Statement of Financial Accounting Standards, No. 128, "Earnings Per Share". Common stock equivalents have not been included in the computation of diluted loss per share since the effect would be anti-dilutive. All share amounts have been retroactively restated for the 40 to 1 forward stock split that occurred effective April 14, 2000.

              (I) Advertising Expense
              -----------------------

              Costs incurred for producing and communicating advertising of the Company are charged to operations as incurred. Advertising expense, including promotional expenses, for the period ended December 31, 2000 was $112,744.

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------


              (J) Website Development Expenses
              --------------------------------

              The Company follows the Emerging Issues Task Force Issue 00-2 "Accounting for Web Site Development Costs" in accounting for its website development expenses. Accordingly, costs that involve design of the web page and do not change the content are capitalized and amortized over their estimated useful life. Costs incurred in operating a web site that have no future benefits are expensed in the current period. Costs incurred in operating the website which have a future benefit are capitalized in accordance with the AICPA's Statement of Position 98-1 and amortized over the respective future periods which are expected to benefit from the changes.

              (K) Revenue Recognition
              -----------------------

              The Company actively seeks applications for cellular phone services through its websites. Applications are submitted for approval to one of two master dealers the Company has contracted with to do business. The agreements with the master dealers call for commissions to be paid once the consumer has received the phone through the mail. The Company records the commission on the sale at the time the phone is delivered to the consumer.

              The Company collects names and addresses of consumer in its effort to build a data base of members to rent to marketers. Such rentals will be recorded at the time a list is provided to a customer. To date the Company has not had any rental income from use of its member list.


NOTE 2        ACCOUNTS RECEIVABLE
------        -------------------

              Accounts receivable at December 31, 2000 consisted of the following:

              Accounts receivable                                   $    47,508
                  Less allowance for doubtful accounts                       --
                                                                   ------------
                                                                    $    47,508
                                                                   ============

              For the year ended December 31, 2000, the Company did not record a provision for doubtful accounts. Approximately 68% of accounts receivable is due from a related party (See Note 9).

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------


NOTE 3        PROPERTY AND EQUIPMENT
------        ----------------------

              Property and equipment at December 31, 2000 consisted of the following:
              Office equipment                                                                   $            6,273
                  Less accumulated depreciation                                                              (1,255)
                                                                                                 ------------------
                                                                                                 $            5,018
                                                                                                 ==================

              Depreciation expense for the period ended December 31, 2000 was $1,255.

NOTE 4        LOAN PAYABLE - RELATED PARTY
------        ----------------------------

              The following schedule reflects loans payable at December 31, 2000:

              Loan  payable  to a  corporation  owned  by an  officer  of the  Company,          $           67,529
                non-interest bearing, due on demand, unsecured                                   ==================

NOTE 5        STOCKHOLDERS' DEFICIENCY
------        ------------------------

              (A) Common Stock
              ----------------

              In April 2000, the Company authorized 100,000 shares of common stock at $0.001 par value to be issued in one or more series with such rights, preferences and restrictions as determined by the Board of Directors at the time of authorization of issuance. In June 2000, the Company increased its authorized shares of common stock from 100,000 to 20,000,000. At December 31, 2000 there were 13,235,000 shares issued and outstanding. Stock certificates for 8,135,000 shares were not physically issued until March 26, 2001, but such shares were effectively issued at December 31, 2000.

              (B) Stock Issued for Cash
              -------------------------

              During the period from April 12, 2000 (inception) to December 31, 2000, the Company issued 410,000 shares of common stock for an aggregate of $365,055 (net of offering costs of $44,945), or an average of $1.00 per share before offering costs. Certificates for these shares were not yet physically issued at December 31, 2000 (See Note 5(A)).

              (C) Stock Issued for Services
              -----------------------------

              In April 2000, the Company issued 5,025,000 shares of common stock to its founders for $5,025. A subscription receivable for $5,025 has been recorded at December 31, 2000. Certificates for 225,000 of the 5,025,000 shares were not yet physically issued at December 31, 2000 (See Note 5(A)).

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------


              In June 2000, the Company issued 300,000 shares of common stock, valued at the fair market value on the grant date based on the concurrent cash offering price, for consulting fees due to the Company's financial advisor of $300,000 (See Note 7).

              (D) Stock Issued in Acquisition
              -------------------------------

              In December 2000, the Company authorized the issuance of 7,500,000 shares of common stock to acquire all the outstanding shares of IDS Cellular, Inc. (See Note 6). Certificates for these shares were not yet physically issued at December 31, 2000 (See Note 5(A)).

              (E) Common Stock Options
              ------------------------

              During 2000, the Company granted stock options to certain employees. The Company applies APB Opinion No. 25 and related interpretations in accounting for stock options issued to employees. Accordingly, no compensation cost has been recognized for options issued as of December 31, 2000. Had compensation cost been determined based on the fair market value at the grant date, consistent with SFAS 123, the Company's net loss for the year ended December 31, 2000 would have been increased to the pro-forma amount indicated below.

              Net Loss                             As Reported                       $     (613,055)
                                                   Pro Forma                               (631,055)
              Net Loss Per Share                   As Reported                                (0.11)
                                                   Pro Forma                                  (0.11)

              The effect of applying Statement No. 123 is not likely to be representative of the effects on reported net loss for future years due to, among other things, the effects of vesting. A summary of the stock options issued under the employment and consulting agreements as of December 31, 2000 is presented below:

                                                                               Number of           Weighted Average
                                                                                Options             Exercise Price
                                                                                -------             --------------
              Stock Options
              -------------
                Balance, April 12, 2000 (inception)                                      --      $                 --
                Granted                                                             300,000      $               1.00
                Exercised                                                                --                        --
                Forfeited                                                                --                        --
                                                                           ----------------      --------------------
                Balance, December 31, 2000                                          300,000      $               1.00
                                                                           ================      ====================

              Weighted average fair value of options granted during
                the period                                                                       $                .06
                                                                                                 ====================

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------


              The following table summarizes information about stock options outstanding at December 31, 2000:

                                    Options Outstanding                                   Options Exercisable
                ------------------------------------------------------------------  -------------------------------
                                                       Weighted
                                      Number           Average          Weighted         Number          Weighted
                  Range Of         Outstanding         Remaining         Average      Exercisable        Average
                  Exercise         At December        Contractual       Exercise      At December        Exercise
                   Price            31, 2000             Life             Price        31, 2000           Price
                -----------     ---------------    ---------------    ------------  --------------    -------------
                $      1.00             300,000         8.5 Months    $       1.00         300,000    $        1.00
                ===========     ===============    ===============    ============  ==============    =============

              (F) Common Stock Warrants
              -------------------------

              During 2000, the Company issued 50,000 warrants at an exercise price of $1.00 per share as consideration for assistance with the sale of the Company's stock (See Note 7). The Company accounts for the warrants under APB 25. Accordingly, no direct offering costs or compensation expenses were recognized.

              (G) In-Kind Contribution
              ------------------------

              During 2000, a company owned by the Chief Executive Officer provided office space and utilities to the Company. The Company was not required to pay for its use of the facilities. The Company has recorded $13,175 of expenses for these contributed items with an offsetting increase in additional paid-in capital. Management estimated the value of the contributed items. The Company is currently negotiating a lease for facilities with an unrelated party.

NOTE 6        BUSINESS COMBINATION
------        --------------------

              Effective December 31, 2000, the Company acquired IDS Cellular, Inc. by issuing 7,500,000 shares of its common stock for all of the outstanding common stock of IDS Cellular. The merger has been accounted for as a business combination of entities under common control because both entities had common ownership interests, and accordingly, the consolidated financial statements have been prepared to include the combined results of operations, financial position and cash flows of the Company and its subsidiaries for the entire period presented. The following information presents certain income statement data of the entities indicated below for the period preceding the merger.

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------

                                                                                              2000
                                                                                      ------------------
              Net Sales
                CyberAds and NetAds                                                   $               40
                IDS Cellular (See Note 9)                                                         47,508
                                                                                      ------------------
                                                                                      $           47,548
                                                                                      ==================

              Net Income (Loss)
                CyberAds and NetAds                                                   $         (621,434)
                IDS Cellular                                                                       8,379
                                                                                      ------------------
                                                                                      $         (613,055)
                                                                                      ==================

              There were no material transactions between CyberAds and IDS Cellular prior to the merger. The effects of conforming IDS Cellular accounting policies to those of Cyber Ads were not material.

NOTE 7        COMMITMENTS
------        -----------

              Consulting Agreements
              ---------------------

              On June 2, 2000, the Company entered into a one-year agreement with a consultant to provide strategic planning services. The agreement calls for the consultant to receive 300,000 shares of fully vested and nonforfeitable common stock as well as annual compensation of $24,000. The agreement expires on June 2, 2001. The 300,000 shares were issued in 2000 and valued for financial accounting purposes at $300,000, the fair market value of the common stock on the grant date based on concurrent cash offerings (See Note 5(C)). Consulting expense of $150,000 was recognized as of December 31, 2000 and $150,000 is reflected as a deferred consulting expense component of equity.

              On June 7, 2000, the Company entered into an agreement with an officer of the Company whereby the officer will receive as a commission 10% of all monies raised by him in the sale of the Company's stock. In addition, the consultant received warrants to purchase 50,000 shares at $1.00 (See Note 5(F)). Since the individual is an employee, the warrants are accounted for under APB 25 and no compensation expense was recognized for the period ended December 31, 2000.

              On September 1, 2000, the Company entered into agreements with two officers of the Company whereby each officer will receive as a commission 10% of all monies raised by him in the sale of the Company's stock.

              On September 1, 2000, the Company entered into five one-year agreements with employee/consultants to perform the marketing,

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------


              website development, and management of the Company. Four of these consultants are officers of the Company and include all three members of the Board of Directors. The agreements call for an aggregate of $282,000 to be paid annually. In addition, each consultant received an option to purchase 50,000 shares for an aggregate of 250,000 options of the Company's stock at $1.00. The options are due to expire September 1, 2001.

              Effective November 1, 2000, the Company entered into a one-year agreement with an individual who is an officer of the Company. The agreement calls for the individual to perform duties relating to the management and organization of the Company. The agreement calls for $42,000 to be paid annually. In addition the officer received an option to purchase 50,000 shares of the Company's stock at $1.00. The options are due to expire November 1, 2001.

              Rental Agreements
              -----------------

              The Company currently occupies approximately 1,300 square feet of office space from International Dialing Services, Inc. (an affiliated company) for its executive headquarters. The offices are located in Boca Raton, Florida. There is no written agreement for use of the space, however, the Company accrued approximately $975 per month or $8,300 for 8.5 months during the year ended December 31, 2000 for this space.

              The Company entered into a lease agreement for additional space from International Dialing Services, Inc. commencing in April 2001 and ending in April 2002. Monthly rental under this agreement is $1,500.

              Minimal rental obligations for the next two years are as follows:

                     2001            $ 25,200
                     2002              17,700
                                    ---------
                     Total           $ 42,900
                                    =========

NOTE 8        INCOME TAXES
------        ------------

              Income tax expense (benefit) for the period ended December 31, 2000 is summarized as follows:

              Current:
                Federal                                                                              $            --
                State                                                                                             --
                Deferred-Federal and State                                                                        --
                Change in Valuation Allowance                                                                     --
                                                                                                     ---------------
              Income tax expense (benefit)                                                           $            --
                                                                                                     ===============

                                      F-13

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------

              The Company's tax expense differs from the "expected" tax expense for the period ended December 31, 2000 as follows:

              U.S. Income tax provision (benefit)                                                    $       (208,400)
              Effect of net operating loss carryforward                                                       208,400
                                                                                                     ----------------
                                                                                                     $             --
                                                                                                     ================

              The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2000 are as follows:

              Deferred tax assets:
                Net operating loss carryforward                                                       $       208,400
                                                                                                      ---------------
                   Total gross deferred tax assets                                                            208,400
                Less valuation allowance                                                                     (208,400)
                                                                                                      ---------------
                                                                                                      $            --
                                                                                                      ===============

              At December 31, 2000, the Company had net operating loss carryforwards of approximately $613,000, for U.S. Federal Income Tax purposes available to offset future taxable income expiring in 2020.

              The net change in the valuation allowance during the period ended December 31, 2000 was an increase of $208,400.

NOTE 9        RELATED PARTIES
------        ---------------

              The Company has consulting agreements with each of the Company's five officers, which includes the three members of the Board of Directors. See Notes 2, 4, 5, and 7 for additional related party disclosures.

              During 2000, the Company received more than half of its revenue from a company that is 49% owned by two individuals who are director/officers of the Company.

NOTE 10       GOING CONCERN
-------       -------------

              As reflected in the accompanying financial statements, the Company's current period loss, working capital deficiency, and stockholders' deficiency of $613,055, $88,843, and $83,825, respectively, along with a cash flow deficiency from operations of $309,420, raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------


              The Company anticipates losses from operations of approximately $350,000 for the year ending December 31, 2001. The Company's cash deficit for the next twelve months is expected to be between $325,000 and $350,000. The Company plans to raise funds through loans from related parties, the establishment of a bridge loan from third parties, and private placements of common stock for cash. The Company is of the opinion that the cash generated from their resources will be sufficient to provide adequate liquidity and capital resources.

              The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. Management believes that when it accomplishes the steps outlined above that the Company would have sufficient liquidity to remain viable for at least twelve months following the date of these financial statements.

NOTE 11       SUBSEQUENT EVENT
-------       ----------------

              Private Placement and Other Stock Issuances
              -------------------------------------------

              During the period January 1, 2001 through February 12, 2001, the Company sold 59,777 common shares for an aggregate of $53,800 (net of offering costs of $5,977), or an average of $1.00 per share before offering costs.

NOTE 12       SEGMENT INFORMATION
-------       -------------------

              The Company operates in two business segments, internet database services and cellular phone applications . The following is a summary of the Company's segment information for the period ended December 31, 2000:


                                                            Internet
                                                            Database             Cellular Phone
                                                            Services              Applications             Total
                                                        ------------------     ------------------     ---------------
              Revenues                                  $             40       $         47,508       $      47,548
              Segment profit (loss)                             (621,434)                 8,379            (613,055)
              Total assets                                        24,380                 87,508             111,888
              Additions to long-lived assets                       6,273                     --               6,273
              Depreciation and amortization                        1,255                     --               1,255

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                             -----------------------




              The Company operates the cellular phone segment through it's wholly owned subsidiary IDS Cellular, Inc. ("IDS"). IDS receives its revenues from processing applications for cellular phone services to one of two master dealers. The Company operates it's internet database services through NetAds of South Florida, Inc., a wholly owned subsidiary and its own facilities. The revenues for this segment will come from rental of its database primarily to direct marketing organizations.

              During 2000, the Company recorded sales to two customers in the amounts of $32,240 and $15,268, respectfully, which exceeded 10% of total sales. Sales for these customers were recorded in the cellular phone segment.

                          Financial Information for the
                             Nine Month Period Ended
                               September 30, 2001
                                  (unaudited)

                         CYBERADS, INC. AND SUBSIDIARIES


                                    CONTENTS






PAGE                F-17        UNAUDITED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2001

PAGES             F-18-F-19     UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS
                                ENDED AND THREE MONTHS ENDED SEPTEMBER 30, 2001

PAGE                F-20        UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                                FOR THE PERIOD FROM APRIL 12, 2000 (INCEPTION) TO SEPTEMBER 30, 2001

PAGE                F-21        UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE NINE MONTHS ENDED
                                SEPTEMBER 30, 2001

PAGES             F-22-F-24     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2001

                         CYBERADS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             AS OF SEPTEMBER 30,2001

                                     ASSETS
                                     ------
                                                                                   (Unaudited)
CURRENT ASSETS
      Cash                                                                         $         0
      Accounts receivable                                                              148,282
      Deferred loan costs                                                               35,940
      Prepaid expenses                                                                   2,040
                                                                                   -----------
             Total Current Assets                                                      186,262

PROPERTY AND EQUIPMENT - NET                                                            18,246
                                                                                   -----------

TOTAL ASSETS                                                                       $   204,508
------------                                                                       ===========


                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------

CURRENT LIABILITIES
      Accounts payable and accrued expenses                                        $   203,252
      Related party advances                                                           559,649
      Loan payable                                                                     150,000
      Other Current Liabilities                                                         66,990
                                                                                   -----------
             Total Current Liabilities                                                 979,891
                                                                                   -----------


STOCKHOLDERS' DEFICIENCY
      Common stock, $.001 par value, 50,000,000 shares authorized,                      13,295
         13,294,777 shares issued and outstanding
      Additional paid-in capital                                                       805,940
      Accumulated deficit                                                           (1,589,593)
                                                                                   -----------
                                                                                      (770,358)


      Less subscriptions receivable                                                     (5,025)
                                                                                   -----------

             Total Stockholders' Deficiency                                           (775,383)
                                                                                   -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                     $   204,508
----------------------------------------------                                     ===========

                         CYBERADS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                     FOR THE
                                     -------


                                                                       Nine months
                                                                          Ended
                                                                   September 30, 2001
                                                                   ------------------
                                                                       (Unaudited)
REVENUES                                                           $        1,586,341
                                                                   ------------------

EXPENSES
      Advertising                                                              11,183
      Amortization of Loan Cost                                                35,940
      Bad debts                                                               368,913
      Cash and prize winners                                                       --
       Cellular service charges                                                74,121
      Commissions                                                             829,914
      Consulting fees                                                         242,750
      Depreciation                                                              3,498
       Insurance                                                               39,357
      Payroll expenses                                                        594,641
      Postage and shipping                                                     40,875
      Professional fees                                                        81,709
       Rent and Storage                                                        45,000
       Telephone                                                               32,640
      Web development and access fees                                          29,636
      Other operating expenses                                                132,702
                                                                   ------------------
             Total Expenses                                                 2,562,879
                                                                   ------------------

NET INCOME / (LOSS)                                                $         (976,538)
                                                                   ==================


BASIC NET LOSS PER COMMON SHARE AND EQUIVALENTS -                  $            (0.07)
                                                                   ==================

WEIGHTED AVERAGE SHARES OUTSTANDING DURING THE
      PERIOD - BASIC                                                       13,293,489
                                                                   ==================

                         CYBERADS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                     FOR THE
                                     -------

                                                              Three months
                                                                  Ended
                                                           September 30, 2001
                                                           ------------------
                                                               (Unaudited)
REVENUES                                                   $          646,593
                                                           ------------------

EXPENSES
      Advertising                                                       2,458
      Amortization of Loan Cost                                        35,940
      Bad debts                                                       368,913
      Cash and prize winners                                               --
       Cellular service charges                                        62,280
      Commissions                                                     256,631
      Consulting fees                                                  44,000
      Depreciation                                                      2,870
       Insurance                                                        8,641
      Payroll expenses                                                306,733
      Postage and shipping                                             37,161
      Professional fees                                                23,013
       Rent and Storage                                                31,856
       Telephone                                                       19,775
      Web development and access fees                                  (2,495)
      Other operating expenses                                         73,981
                                                           ------------------
             Total Expenses                                         1,271,757
                                                           ------------------

NET (LOSS)                                                 $         (625,164)
----------                                                 ==================



BASIC NET LOSS PER COMMON SHARE AND EQUIVALENTS -          $            (0.05)
                                                           ==================

WEIGHTED AVERAGE SHARES OUTSTANDING DURING THE
      PERIOD - BASIC                                               13,294,777
                                                           ==================

                         CYBERADS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
      FOR THE PERIOD FROM APRIL 12, 2000 (INCEPTION) TO SEPTEMBER 30, 2001
      --------------------------------------------------------------------






                                                                    ADDITIONAL                              DEFERRED
                                                 COMMON STOCK        PAID-IN    ACCUMULATED  SUBSCRIPTION  CONSULTING
                                              SHARES      AMOUNT     CAPITAL      DEFICIT     RECEIVABLE      FEES       TOTAL
                                              ------      ------     -------      -------     ----------      ----       -----
Stock issued to founders                    5,025,000  $   5,025                              $  (5,025)              $       -

Issuanance of common stock for:

      Cash, net of offering costs             410,000        410      364,645                                           365,055

      Services                                300,000        300      299,700                              (150,000)    150,000

      In-kind contribution of services              -          -       13,175                                            13,175

      Acquisition of IDS Cellular, Inc.     7,500,000      7,500       (6,500)                                            1,000

Net loss for the period ended
      December 31, 2000                             -          -                  (613,055)                            (613,055)
                                           ----------  ---------   ----------  -----------    ---------  ----------   ---------

BALANCE December 31, 2000                  13,235,000     13,235      671,020     (613,055)      (5,025)   (150,000)    (83,825)
                                           ----------  ---------   ----------  -----------    ---------  ----------   ---------

Issuanance of common stock for:

      Cash, net of offering costs              59,777         60       53,740                                            53,800

      Deferred consulting fees recognized                                                                   150,000

      In-kind contribution of services                                  9,300

Value of options issued to Four Star
      Financials                                                       71,880

Net INCOME for the period ended
      September 30, 2001                                                          (976,538)                            (976,538)
                                           ----------  ---------  -----------  -----------    ---------  ----------   ---------

BALANCE September 30, 2001                 13,294,777  $  13,295  $   805,940  $(1,589,593)   $  (5,025) $        -   $(775,383)
                                           ==========  =========  ===========  ===========    =========  ==========   =========


                         CYBERADS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                     FOR THE
                                     -------


                                                                                Nine months
                                                                                   Ended
                                                                            September 30, 2001
                                                                            ------------------
                                                                                (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net (loss)                                                            $         (976,538)
      Adjustments to reconcile net income / (loss) to net cash
             used in operating activities:
      Amortization of Loan Cost                                                         71,880
      Depreciation                                                                       3,498
      Stock issued for services                                                        150,000
      In-kind contribution of services                                                   9,300
      Increase in accounts receivable                                                 (100,774)
      (Increase) in Deferred Loan Cost                                                 (35,940)
      (Increase) in prepaid expenses                                                     7,961
      Increase in accounts payable and accrued expenses                                155,567
      Increase in related party accounts payable                                       411,620
      Increase in Other Current Liabilities                                             66,990
                                                                            ------------------
             Net Cash Used in Operating Activities                                    (236,436)
                                                                            ------------------

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchases of property and equipment                                              (16,726)
                                                                            ------------------
             Net cash utilized in Investing activities                                 (16,726)
                                                                            ------------------

CASH FLOWS FROM FINANCING ACTIVITIES
      Increase in loans payable                                                        150,000
      Proceeds from issuance of common stock, net of offering costs                     53,800
                                                                            ------------------
             Net cash Provided by Financing activities                                 203,800
                                                                            ------------------

NET (DECREASE) / INCREASE IN CASH                                                      (49,362)

CASH, BEGINNING OF PERIOD                                                               49,362
                                                                            ------------------

CASH, END OF PERIOD                                                         $                0
                                                                            ==================




SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
----------------------------------------------------------------------

In April 2000, the Company issued 5,025,000 shares of common stock to its founders for a subscription receivable.

In June 2001, The Company issued 300,000 options to Four Star Financial Services in connection with the credit facility they provided. The Company accounted for this transaction as a deferred loan cost with a value of $71,880

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF SEPTEMER 30, 2001


NOTE 1   OPERATIONS OF THE COMPANY

         The Company began operations during the fourth quarter of the year ended December 31, 2000. Accordingly, the Consolidated Statements of Operations and Cash Flows have not been presented on a comparative basis.

NOTE 2   FINANCIAL STATEMENT PRESENTATION

         All adjustments, which in the opinion of management are necessary in order to make the financial statements not misleading, have been included.

NOTE 3   EARNINGS PER SHARE

         The Company has reported only basic earnings per share for the nine month and three month periods included in these financial statements. The diluted earnings per share have not been reported, as this would reflect an anti-dilutive effect on this calculation.

NOTE 4   LOAN PAYABLE

         The Company entered into a short-term credit facility with Four Star Financial Services, LLC ("Four Star") that provides up to $150,000. The credit facility carries a nominal interest rate of 33% per annum (and an effective interest rate of 216%) and matures on December 17, 2001. The Company granted Four Star options to purchase 300,000 shares of the Company's common stock at an exercise price of $0.50. These options expire on June 22, 2006. The Company has recorded deferred interest in connection with this loan of $71.880 in connection with these options that will be amortized over the six-month period ending December 2001 at a rate of $12,000 per month.

NOTE 5   SEGMENT INFORMATION

         The Company operates in two business segments, internet database services and cellular phone applications. The following is a summary of the Company's segment information for the period ended September 30, 2001:

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2001


NOTE 5   SEGMENT INFORMATION - continued

        --------------------------------------------------- -------------- ---------------- -----------------
                                                            Internet          Cellular
                                                            Database            Phone
                                                            Services         Application         Total
        --------------------------------------------------- -------------- ---------------- -----------------
        Revenues                                            $       0      $1,586,341       $1,586,341
        --------------------------------------------------- -------------- ---------------- -----------------
        Segment (loss)                                        (41,445)       (935,093)        (976,538)
        --------------------------------------------------- -------------- ---------------- -----------------
        Total assets                                           24,066         213,355          237,421
        --------------------------------------------------- -------------- ---------------- -----------------
        Additions to long-lived assets                              0          16,726           16,726
        --------------------------------------------------- -------------- ---------------- -----------------
        Depreciation and amortization                             942           2,556            3,498
        --------------------------------------------------- -------------- ---------------- -----------------

The Company operates the cellular phone segment through its wholly owned subsidiary IDS Cellular, Inc. ("IDS"). IDS receives its revenues from processing applications for cellular phone services to one of several master dealers. The Company operates its internet database services through Netads of South Florida, Inc., a wholly owned subsidiary. The revenues for this segment will come from the rental of its database primarily to direct marketing organizations.

NOTE 6   GOING CONCERN

         As reflected in the accompanying financial statements, the Company's current period loss, working capital deficiency, and stockholders' deficiency of $1,586,341, $793,629 and $775,383, respectively, along with a cash flow deficiency from operations of $308,316, raised substantial doubts about its ability to continue as a going concern.

         The Company will be instituting several steps during the third and fourth quarters of this year that are expected to provide the additional cash infusion that will be required to fund operations during the next 12 months. These steps include the following: 1) Sign contracts directly with cellular providers whereby the Company will not have to go through a master dealer. This would speed-up cash receipts from billings by 7 to 10 days per invoice because currently the Company does not receive payment from the master dealer until the funds clear the master dealer's account. 2) The Company will attempt to establish a credit facility with a lender (bank or factor) and borrow against its bona fide receivables. This relationship will be pursued after the Company achieves step 1. 3) The Company intends to make secondary sales of stock to the public after the effective date of the Company's selling shareholder registration statement.

         The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. Management believes that when it accomplishes the steps outlined above that the Company would have sufficient liquidity to remain viable for at least 12 months following the date of these financial statements.

                         CYBERADS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF SEPTEMER 30, 2001



NOTE 7 SUBSEQUENT EVENTS

         On September 9, 2001 the Company entered into an agreement with Dow Media, Inc. (Dow) under which, Dow will provide investor relations services. Dow will receive a total of 90,000 shares of the Company's stock in exchange for these services. The Contract requires Dow to provide these services for the 12-month period ending September 9, 2002. The shares were not issued until subsequent to the balance sheet and are currently restricted.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

                                                Page
                                                ----

Prospectus Summary...........................
Risk Factors.................................
Capitalization...............................
Use of Proceeds..............................
Price Range of Common Stock
   and Dividend Policy.......................         1,796,000 SHARES
Forward-Looking Statements...................
Management's Discussion and                            CYBERADS, INC.
  Analysis or  Plan of Operation.............
Business.....................................
Management...................................
Executive Compensation.......................
Certain Transactions.........................
Principal Shareholders.......................            PROSPECTUS
Description of Securities....................            ----------
Selling Security holders.....................
Plan of Distribution ........................
Shares Eligible for Future Sale..............
Legal Matters................................      ________________, 2002
Experts......................................
Additional Information.......................
Financial Statements.........................



         Until _________, 2002 (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. The Company's Articles of Incorporation (the "Articles") and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act.

         The provisions of the Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

         The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses payable by the Company in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee.................................................      $    445
Legal Fees and Expenses*........................................................        10,000
Accounting Fees and Expenses*...................................................        10,000
Financial Printing*.............................................................         3,000
Transfer Agent Fees*............................................................         2,000
Blue Sky Fees and Expenses*.....................................................           750
Miscellaneous*..................................................................         1,000
          TOTAL.................................................................      $ 27,195
* Estimated

None of the foregoing expenses are being paid by the selling security holders.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         In April 2000, we issued an aggregate of 5,025,000 shares to 8 founders and initial officers and directors of our company. These shares were issued at $.001 per share. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. Our founders had access to information concerning our company and had the opportunity to ask questions about our company. In addition, the shares issued contain a legend restricting their transferability absent registration or an available exemption.

         Between April 2000 and February 2001 we sold 469,777 shares of our common stock to 29 accredited investors at $1.00 per share. We raised proceeds of $418,855, net of offering costs of $50,922. The issuance of these shares was made under Regulation D Rule 506 of the Securities Act of 1933. All investors received information, and had the opportunity to ask questions about our company. These investors purchased the shares for investment purposes and the shares they received were marked with the appropriate restrictive legend.

         In June 2000, we issued 300,000 shares of our common stock, valued at fair market based on the concurrent private placement, for consulting services due to a financial advisor of $300,000. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. Our founders had access to information concerning our company and had the opportunity to ask questions about our company. In addition, the shares issued contain a legend restricting their transferability absent registration or an available exemption.

         Between September 2000 and November 2000 we issued an options to purchase an aggregate of 300,000 shares of our common stock at $1.00 per share. These options were issued to six individuals that serve as officers, consultants and employees to our company. The shares issued contain a legend restricting their transferability absent registration or an available exemption. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

         In a stock purchase agreement dated December 31, 2000, we purchase all of the issued and outstanding shares of IDS Cellular from three shareholders of IDS Cellular in exchange for 7,500,000 shares of our common stock. The shareholders of IDS Cellular, Lawrence Levinson, Robert Kline and Barry Garlin, also serve as our executive officers and directors. The shares issued contain a legend restricting their transferability absent registration or an available exemption. This stock purchase was exempt from registration pursuant to Section 4(2) of the Securities Act.

         On June 22, 2001, we issued Four Star Financial Services, LLC an option to acquire 300,000 shares of our common stock. The underlying shares of common stock are exercisable at $.50 per share until June 22, 2006. The underlying shares contain demand registration rights. The option was issued in connection with a loan provided by Four Star Financial Services, LLC. The option issued contains a legend restricting its transferability absent registration or available exemption. The option was issued under the exemption from registration pursuant to Section 4(2) of the Securities Act. Four Star Financial Services, LLC had access to information concerning our company and had the opportunity to ask questions about our company.

         On September 9, 2001 we entered into an agreement with Dow Media, Inc. under which Dow will provide our company investor relations services. Dow received a total of 90,000 shares of our stock in exchange for these services. The contract requires Dow to provide these services for the 12-month period ending September 9, 2002. The shares were not issued until subsequent to our September 30, 2001 balance sheet. The shares were issued under an exemption from registration pursuant to Section 4(2) of the Securities Act. The shares issued contain a legend restricting their transferability absent registration or an available exemption. Dow had access to information about our company and had the opportunity to ask questions about our company.

         On January 5, 2002 we issued 50,000 shares of common stock and options to purchase 50,000 shares of our common stock exercisable at $1.00 to Atlas Pearlman, P.A. as consideration for legal services provided to our company. The shares were issued under an exemption from registration pursuant to Section 4(2) of the Securities Act. The shares issued contain a legend restricting their transferability absent registration or an available exemption. Atlas Pearlman, P.A. had access to information about our company and had the opportunity to ask questions about our company.

         On January 6, 2002 we entered into a business consulting agreement with Gene Foland, under which Mr. Foland will provide our company with business consulting services. Mr. Foland received options to purchase 1,300,000 shares of our common stock exercisable at $1.00 per share in exchange for these services. The options are exercisable for a six month period commencing on the date of the agreement. The options were issued under an exemption from registration pursuant to Section 4(2) of the Securities Act. The options issued contain a legend restricting their transferability absent registration or available exemption. Mr. Foland had access to information about our company and had the opportunity to ask questions about our company.

         On January 6, 2002 we entered into a product and sales development consulting agreement with James L. Ricketts, under which Mr. Ricketts received options to purchase 200,000 shares of our common stock exercisable at $1.00 per share and options to purchase 1,100,000 shares of our common stock exercisable at $2.00 per share in exchange for these services. The options are exercisable for a six month period commencing on the date of the agreement. The options were issued under an exemption from registration pursuant to Section 4(2) of the Securities Act. The options issued contain a legend restricting their transferability absent registration or available exemption. Mr. Ricketts had access to information about our company and had the opportunity to ask questions about our company.

         On January 6, 2002 we entered into a product and sales development consulting agreement with James L. Copley, under which Mr. Copley received options to purchase 300,000 shares of our common stock exercisable at $2.00 per share in exchange for these services. The options are exercisable for a six month period commencing on the date of the agreement. The options were issued under an exemption from registration pursuant to Section 4(2) of the Securities Act. The options issued contain a legend restricting their transferability absent registration or available exemption. Mr. Copley had access to information about our company and had the opportunity to ask questions about our company.

         On January 7, 2002 we issued an option to purchase 50,000 shares exercisable at $1.00 per share to our controller. Our controller received these options for services performed. The options were issued under an exemption from registration pursuant to Section 4(2) of the Securities Act. The options issued contain a legend restricting their transferability absent registration or available exemption. Our controller had access to information about our company and had the opportunity to ask questions about our company.

         On January 7, 2002 we issued options to purchase an aggregate of 100,000 shares of our common stock exercisable at $.25 per share to Daniel P. Johnson and John C. Redmond. These options were issued to Messrs. Johnson and Redmond as consideration for third party loans they made to International Dialing Services, Inc., an affiliate of our company. The loans made to International Dialing Services, Inc. were subsequently advanced to our company. The options were issued under an exemption from registration pursuant to Section 4(2) of the Securities Act. The options issued contain a legend restricting their transferability absent registration or available exemption.

         On January 8, 2002 we issued options to purchase an aggregate of 125,000 shares of our common stock exercisable at $1.00 per share to our current officers and directors. The options were issued under an exemption from registration pursuant to Section 4(2) of the Securities Act. The options issued contain a legend restricting their transferability absent registration or available exemption.

         On January 8, 2002 we issued a five year option to purchase 5,000,000 shares of our common stock exercisable at $1.00 per share to Lawrence Levinson. This option was issued in consideration for the advances that Mr. Levinson and his affiliates have made to our company and personal guarantees Mr. Levinson has made in favor of our company. The options were issued under an exemption from registration pursuant to section 4(2) of the Securities Act. The options issued contain a legend restricting their transferability.

         On January 21, 2002 we issued 625,000 shares of series A convertible preferred stock to Lawrence Levinson as consideration for a $625,000 promissory note made by Mr. Levinson in favor of our company. The note is repayable in ten years. Interest for the term of the note is payable annually on the anniversary date of the note at an annual rate of 4.5%.

Each share of the series A convertible preferred stock is convertible into one share of our common stock. These shares were issued under an exemption from registration pursuant to Section 4(2) of the Securities Act. The shares issued contain a legend restricting their transferability absent registration or available exemption.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.                         Description of Document
-----------                         -----------------------
         2.2         Stock Purchase Agreement with IDS Cellular and its shareholders(1)
         3.1(a)      Articles of Incorporation(1)
         3.1(b)      Articles of Amendment(1)
         3.1(c)      Designation of Series A Convertible Preferred Stock(2)
         3.2         Bylaws(1)
         4.0         Form of Stock Certificate(1)
         4.1         Loan Agreement with Four Star Financial Services, LLC(1)
         4.2         Loan Agreement with Levinson(1)
         5.0         Opinion and Consent of Atlas Pearlman, P.A.(2)
         10.1        Employment/Consulting Agreement with Levinson(1)
         10.2        Agreements with American Cellular, Inc. and GT Global
                     Communications, Inc. (previously filed as Exhibit No. 2.1)(1)
         10.3        Agreement with Triton PCS(1)
         10.4        Agreement with Regal Marketing International(1)
         10.5        Lease Agreement with Dettman Fleming(1)
         10.6        Agreement with Beck Management, Inc.(1)
         10.7        Consulting Agreement with Gene Foland(2)
         10.8        Consulting Agreement with James L. Ricketts(2)
         10.9        Consulting Agreement with James L. Copley(2)
         10.10       Sales Agency Agreement with MCI WorldCom Wireless(2)
         21.0        Subsidiaries of Registrant(1)
         23.1        Consent of Atlas Pearlman, P.A. (see Exhibit 5)(2)
         23.2        Consent of Weinberg & Company, P.A., independent auditors(2)

         (1)         Previously filed in Registration Statement on Form SB-2,
                     File No. 333-62690
         (2)         Filed herein

ITEM 28.  UNDERTAKINGS

         The undersigned Registrant undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on February 1, 2002.

                                                     CYBERADS, INC.


                                                     By:  /s/ Lawrence Levinson
                                                        ------------------------
                                                     Lawrence Levinson
                                                     Chairman, Chief Executive
                                                     Officer, Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                 TITLE                                      DATE
        ---------                                 -----                                      ----
/s/ Lawrence Levinson                       Chairman of the Board, Chief                February 1, 2002
------------------------------------        Executive Officer
Lawrence Levinson

/s/ Robert B. Kline                         President, Principal                        February 1, 2002
------------------------------------        Accounting Officer, Treasurer
Robert B. Kline                             Director


/s/ Michael Magno                           Secretary                                   February 1, 2002
------------------------------------
Michael Magno

/s/ Robert Modansky                         Director                                    February 1, 2002
------------------------------------
Robert Modansky

/s/ Michael Zimmerman                       Director                                    February 1, 2002
------------------------------------
Michael Zimmerman